Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

As Filed with the Securities and Exchange Commission on February 26, 2008 File No.333- 148322

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHINA BEAUTY GROUP, INC.
(Name of small business issuer in its charter)
Florida	5040 and 5122	26-1317680
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Block B, 10th Floor, Fuk On Factory Building

1123 Canton Road

Mongkok, Kln.

Hong Kong

Tel:   852-2543-2727

Fax:  852-2543-2033

(Address and telephone number of principal executive offices and principal place of business)

Diane J. Harrison, Esq.

Harrison Law, P.A.

6860 Gulfport Blvd. South, #162

South Pasadena, FL 33707

941-723-7564

 (Name, address and telephone number of agent for service)

Copies to:

Harrison Law, P.A.

Diane J. Harrison, Esq.

6860 Gulfport Blvd. South No. 162, So. Pasadena, FL 33707

Telephone: 941-723-7564  Facsimile:  941-531-4935

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

i

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price[1]	Amount of Registration Fee
Common Stock par value $0.001[2]	1,000,000	$1.00	$1,000,000.00	$30.70
Total	1,000,000	$1.00	$1,000,000.00	$30.70

[1]Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

[2]1,000,000 shares of common stock relate to the Offering by twenty-eight (28) selling security holders.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

The information in this prospectus is not complete and may be changed. The securities offered by this prospectus may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is neither an offer to sell these securities nor a solicitation of an offer to buy these securities in any state where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Dated February 26, 2008

CHINA BEAUTY GROUP, INC.

The Securities Being Offered by Selling Security Holders of China Beauty Group, Inc. Are Shares of Common Stock
Shares offered by Security Holders:	1,000,000

The selling security holders named in this prospectus are offering to sell 1,000,000 shares of China Beauty Group, Inc.’s (“China Beauty”) common stock through this prospectus ..

China Beauty’s common stock is presently not traded on any market or securities exchange. Accordingly, the sales price to the public is fixed at $1.00 per share until our offering period ends or until our stock becomes quoted on the Over-The-Counter-Bulletin-Board (“OTCBB”) or other securities exchange and then stock may be sold at prevailing market prices.  Our CUSIP number for our common stock is 16936A 102.

China Beauty is not selling any shares of its common stock in this offering and therefore will not receive any proceeds from this offering. The shares of China Beauty common stock being offered through this prospectus will be offered by the selling security holders from time to time for a period ending nine months after the date the registration statement has been declared effective by the SEC, or until the date on which we otherwise terminate the offering prior to the expiration of nine months.  The actual number of shares sold will vary depending upon the individual, future decisions of the selling security holders.  None of the proceeds from the sale of stock by the selling security holders will be placed in escrow, trust or similar account.

Our common stock is not currently listed or quoted on any quotation medium and involves a high degree of risk. You should read the "RISK FACTORS" section beginning on page 3 before you decide to purchase any of our common stock.

Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

	Per Share	Total
Price to Public, Offering	$1.00	$1,000,000.00
Underwriting Discounts and Commissions, Offering	-0-	-0-
Proceeds to China Beauty Group, Inc.	-0-	-0-

The date of this prospectus is February 26, 2008

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding China Beauty Group, Inc. (“Us,” “We,” “Our,” "China Beauty,” the “Company,” or "the Corporation") and our financial statements and the related notes appearing elsewhere in this prospectus.

The Corporation
Our Business

Since inception in 1999, China Beauty Group, Inc. has engaged in the import of health and beauty products from Italy and wholesales them to health and beauty stores, aestheticians, and cosmetics related businesses in Hong Kong.  The Company also imports clinical cosmetic devices from Italy that are sold to health and beauty stores, aestheticians, and cosmetics related businesses in Hong Kong.  Our products are sold business to business under the trade name First Lotus.

China Beauty Group, Inc. hopes to continue to capitalize on its expertise and experience to be competitive in the importing of health and beauty products and equipment.  China Beauty has developed its operations around its expertise in the importation of various beauty products and equipment such as anti-aging treatments, hyperkeratosis treatment, skin protection and hydration, and various skin protection products. To support that intention, our Company is continually developing suppliers of the best possible products and equipment for delivery to its customers. Our target market is currently centered on the business market in Hong Kong. The majority of our business is in Hong Kong due to the high demand for health and beauty products and equipment.

While our key employees have experience in this area of business, we are at a distinct competitive disadvantage with larger competitors. Our competitors have the benefit of more years experience in operations; they have a larger capital base and our business has less capital for any expansion.

We do compete with international firms such as Olay, Aveda, Sephia, and Veria.  These firms have the experienced personnel, years in business, capitalization, and reputation that will make it difficult for us to compete on a larger scale.  As a result of such competition, we will continue to concentrate our efforts on the large amount of business available in Hong Kong.  We will try to expand into the market in mainland China when we have the financial resources

Our State of Organization

The Company was originally formed in Hong Kong in 1999.  On September 27, 2007 we became a British Virgins Islands corporation using the name Beautylink Corporation.  We were then incorporated in Florida on October 29, 2007 to re-domicile as a United States domestic corporation.  Our principal executive offices are located at Block B, 10th Floor, Fuk On Factory Building, 1123 Canton Road, Mongkok, Kln, Hong Kong.  Our phone number is:   011 852-2543-2727.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

The Offering
Number of Shares Being Offered

The selling security holders want to sell up to 1,000,000 shares of common stock at $1.00 per share.  Issuance of these shares to the selling security holders was exempt from the registration and prospectus delivery requirements under Regulation S and Sections 4(2) and 4(6) of the 1933 Securities Act, as amended.  The selling security holders must sell their shares at the fixed price of $1.00 per share for the duration of this offering unless or until our shares become quoted on the OTCBB or other exchange and thereafter at prevailing market prices.  Selling shareholders are not underwriters as defined under the Securities Act of 1933.  Each purchaser executed a stock subscription agreement confirming that he/she was purchasing for their personal investment and not with a view to resell.

Number of Shares Outstanding After the Offering	4,000,000 shares of our common stock are issued and outstanding. We have no other securities issued.
Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the selling security holders.

Plan of Distribution

The Offering is made by the selling security holders named in this Prospectus to the extent they sell shares. We intend to seek quotation of our common stock on the Over-the-Counter-Bulletin-Board (“OTCBB”). However, no assurance can be given that our common stock will be approved for quotation on the OTCBB. Selling security holders must sell at $1.00 for the duration of this offering unless or until our shares become quoted on the OTCBB or other exchange and thereafter at prevailing market prices.

Risk Factors

You should carefully consider all the information in this Prospectus including the information set forth in the section of the Prospectus entitled “Risk Factors” beginning on page 3 before deciding whether to invest in our common stock.

Lack of Liquidity in our common stock

Our common stock is not presently quoted on or traded on any securities exchange or automatic quotation system and we have not yet applied for listing or quotation on any public market. We can provide no assurance that there will ever be an established pubic trading market for our common stock.  We must obtain a market maker to file an application with the Financial Industry Regulatory Authority (FINRA) on our behalf.  There is a risk that we may not be able to obtain a market maker to file such an application.  If a market maker does file an application on our behalf, it may take as long as nine (9) months to one (1) year to be approved by the FINRA.

Selected Financial Data
	As of March 31, 2007 (Audited)	As of March 31, 2006 (Audited)
Balance Sheet
Total Assets	$ 539,762	$ 331,726
Total Liabilities	$ 485,131	$ 294,837
Stockholders Equity	$ 54,631	$ 36,889
Statement of Operations
Revenue	$1,077,740	$ 904,413
Total Cost of Goods Sold	$ 229,158	$ 212,450
Total Expense	$ 830,840	$ 689,351
Net Income (Loss)	$ 17,742	$ 2,612

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

RISK FACTORS

Before you invest in our common stock, you should be aware that there are risks, as described below. You should carefully consider these risk factors together with all of the other information included in this prospectus before you decide to purchase shares of our common stock. Any of the following risks could adversely affect our business, financial condition and results of operations. We have incurred substantial losses from inception while realizing limited revenues and we may never generate substantial revenues or be profitable in the future.

Risks Associated with the Company

(1) The Beauty Business Is Highly Competitive, And If We Are Unable To Compete Effectively Our Results Will Suffer.

We face vigorous competition from companies throughout the world, including multinational consumer product companies.  Some of these competitors have greater resources than we do and may be able to respond to changing business and economic conditions more quickly than us.  Competition in the beauty business is based on pricing of products, innovation, perceived value, service to the consumer, promotional activities, advertising, special events, new product introductions, electronic commerce initiatives and other activities.  It is difficult for us to predict the timing and scale of our competitors’ actions in these areas.  In particular, the skin care category in Hong Kong is influenced by the high volume of new product introductions by diverse companies across several different distribution channels.  Also, the trend toward consolidation in the retail trade, particularly in developed markets such as the United States and Western Europe, has resulted in us becoming increasingly dependent on key retailers, including large-format retailers, who have increased their bargaining strength.  This trend has also resulted in an increased risk related to the concentration of our customers.  A severe adverse impact on their business operations could have a corresponding material adverse effect on us.  Our ability to compete also depends on the continued strength of our brands, our ability to attract and retain key talent and other personnel, the efficiency of our manufacturing facilities and distribution network, and our ability to protect our intellectual property.  Our inability to continue to compete effectively in Hong Kong in particular and China in the future could have an adverse impact on our business.

(2) Our Dependence On A Small Number Of Retail Sales Outlets To Distribute Our Products May Affect Our Profitability.

Most of our sales are currently made through retail sales agents that distribute of our products and equipment. Our profitability might be negatively affected if our present relationship with our key retail sales outlets were disrupted or became unstable. Furthermore, alternatives to the present distribution process could impose on us substantial costs.

 (3) Our Inability To Anticipate And Respond To Market Trends And Changes In Consumer Preferences Could Adversely Affect Our Financial Results.

Our continued success depends on our ability to anticipate, gauge and react in a timely and cost-effective manner to changes in consumer tastes for skin care, makeup, fragrance and beauty equipment as well as to where and how consumers shop for those products.  We must continually work to develop, produce and market new products, maintain and enhance the recognition of our brands, achieve a favorable mix of products, and refine our approach as to how and where we market and sell our products.  While we devote considerable effort to shape, analyze and respond to consumer preferences, we recognize that consumer tastes cannot be predicted with certainty and can change rapidly.  If we are unable to anticipate and respond to trends in the market for our products and changing consumer demands, our financial results will suffer.

 (4) Our Future Success Depends On Our Ability To Achieve Our Long-Term Strategy.

Our long-term strategy is based on five strategic imperatives:

•

Optimize brand portfolio

•

Strengthen product categories

•

Strengthen and expand geographic presence

•

Diversify and strengthen distribution channels

•

Achieve operational and cost excellence

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Achieving our long-term objectives may require investment in new brands, categories, distribution channels, technologies and geographic markets.  These investments may result in short-term costs without any current revenues and, therefore, may be dilutive to our earnings, at least in the short-term.  In addition, we may dispose of our brands and incur costs in doing so.  Although we believe that our strategic imperatives will lead to long-term growth in revenue and profitability, we may not realize, in full or in part, the anticipated benefits.  The failure to realize benefits, which may be due to our ability to execute plans or other risks described herein, could have a material adverse effect on our business, financial condition and operating results.

(5) Any Future Acquisitions May Expose Us To Additional Risks.

We continuously review acquisition opportunities that would expand our current product offerings, our distribution channels, increase the size and geographic scope of our operations, or otherwise offer growth and operating efficiency opportunities.  If required, the financing for any of these acquisitions could result in an increase in our indebtedness, dilute the interests of our stockholders, or both.  Acquisitions may entail numerous risks, including:

•

Difficulties in assimilating acquired operations or products, including the loss of key employees from or customers of acquired businesses;

•

Diversion of management’s attention from our core businesses;

•

Adverse effects on existing business relationships with suppliers and customers; and

•

Risks of entering distribution channels, categories or markets in which we have limited or no prior experience.

Our failure to successfully complete the integration of any acquired business could have a material adverse effect on our business, financial condition and operating results.  In addition, there can be no assurance that we will be able to identify suitable acquisition candidates or consummate acquisitions on favorable terms.

 (6) A General Economic Downturn Or Sudden Disruption In Business Conditions May Affect Consumer Purchases Of Discretionary Items, Which Could Adversely Affect Our Financial Results.

The general level of consumer spending is affected by a number of factors, including general economic conditions, inflation, interest rates, energy costs, and consumer confidence generally, all of which are beyond our control.  Consumer purchases of discretionary items tend to decline during recessionary periods, when disposable income is lower, and may impact sales of our products.  In addition, sudden disruptions in business conditions, for example, as a consequence of events such as the outbreak of SARs in 2003 or those that are currently taking place in the Middle East, or as a result of a terrorist attack, retaliation and the threat of further attacks or retaliation, or as a result of adverse weather conditions, such as Hurricane Katrina, can have a short and, sometimes, long-term impact on consumer spending.

Events that impact consumers’ willingness or ability to travel and/or purchase our products while traveling may impact our travel retail business, which is a significant contributor to our overall results.

A downturn in the economies in which we sell our products or a sudden disruption of business conditions in those economies could adversely affect our sales.

(7) Changes In Laws, Regulations And Policies In Hong Kong That Affect Our Business Could Adversely Affect Our Financial Results.

Our business is subject to numerous laws, regulations and policies.  Changes in the laws, regulations and policies, including the interpretation or enforcement thereof, that affect, or will affect, our business, including changes in accounting standards, tax laws and regulations, trade rules and customs regulations, and the outcome and expense of legal or regulatory proceedings, and any action we may take as a result could adversely affect our financial results.

(8) Our Success Depends, In Part, On The Quality And Safety Of Our Products.

Our success depends, in part, on the quality and safety of our products.  If our products are found to be defective or unsafe, or if they otherwise fail to meet our consumers’ standards, our relationships with customers or consumers could suffer, the appeal of one or more of our brands could be diminished, and we could lose sales and/or become subject to liability claims, any of which could result in a material adverse effect on our business, results of operations and financial condition.  If any of the raw materials used in the

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

products we purchase were tainted and caused harm to any of our customers, we could suffer financial damages as well as damage to our reputation that would directly affect our ability to remain successful.

(9) Our Success Depends, In Part, On Our Key Personnel.

Our success depends, in part, on our ability to retain our key person, our CEO Chris Ng.   The unexpected loss of Chris Ng could adversely affect our business.  Her contacts in the beauty industry in Hong Kong are a key to our continued growth.  Without her valuable contacts our continuing ability to expand and identify, hire, train and retain other highly - qualified personnel would suffer.   Competition for employees can be intense.  We may not be able to attract, assimilate , or retain qualified personnel , and our failure to do so could adversely affect our business.  Ms. Ng’s reputation and ability to attract qualified candidates is necessary to our existence. This risk may be exacerbated by the stresses associated with the implementation of Strategic Modernization Initiative (SMI ).

(10) We Are Subject To Risks Related To Our International Operations.

We operate on a global basis with our major suppliers located outside Hong Kong.  Our foreign operations are subject to many risks and uncertainties, including:

•

fluctuations in foreign currency exchange rates, which can affect our results of operations, the relative prices at which we and foreign competitors sell products in the same markets and the cost of certain inventory and non-inventory items required in our operations;

•

changes in foreign laws, regulations and policies, including restrictions on trade, import and export license requirements, and tariffs and taxes, as well as changes in Italian laws and regulations relating to foreign trade and investment; and

•

adverse weather conditions, social, economic and geopolitical conditions, such as terrorist attacks, war or other military action.

These risks could have a material adverse effect on our business, prospects, results of operations, and financial condition.

(11) A Disruption In Operations Could Adversely Affect Our Business And Financial Results.

As a company engaged in the importing of and distribution of our products and equipment on an international scale, we are subject to the risks inherent in such activities, including environmental events, strikes and other labor disputes, disruptions in logistics or information systems, loss or impairment of key manufacturing sites, product quality control, safety, licensing requirements and other regulatory issues, as well as natural disasters and other external factors over which we have no control.  If such an event were to occur, it could have an adverse affect on our business and financial results.

(12) The Company Generally Collects Prepayment From Its Customers.

While our prepayments are good for cash flow, they lead to high operating leverage since prepayments are recorded as deferred revenue on the balance sheet.  Management may use the cash flow for funding capital expenditures.  In the event the Company cannot continue to charge its customers by prepayment, our cash flow position may be adversely affected.

(13) We May Not Be Able To Maintain Present Favorable Tax Treatment Or Exemptions From Certain Tax Payments In Certain Jurisdictions In Which We Operate.

One driving force behind some of our efforts has been the goal of achieving more favorable tax treatment in certain jurisdictions in which we operate. It is possible that local governments in certain municipalities may levy higher taxes on us or our products in the future. In addition, we may not be able to maintain important exemptions from certain tax regimes in the various jurisdictions in which we operate. Unfavorable tax treatment of our Company in the future or an increase in the taxes levied on us may cause an adverse effect on our results of operations.

(14) Political Developments In Other Countries May Adversely Affect Us.

Our business strategies, financial condition and results of operations could be adversely affected by changes in policies of the Italian government, other political developments in or affecting business between Italy and China, and regulatory and legal changes or administrative practices of the Italian authorities, over which we have no control.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

(15) Energy Shortages And Increased Energy Costs Could Adversely Affect Our Business.

Any shortage of energy could cause disruptions in our manufacturers operations as well as our operations. Higher electricity costs or disruptions in the supply of electricity or natural gas could adversely affect our financial condition and results of operations.  Any power outage for an extended period could have an impact on our product which must be stored at a constant temperature below 27º Celsius.

(16) The Significant Share Ownership Of Our Controlling Shareholders May Have An Adverse Effect On The Future Market Price Of Our Shares Should They Become Traded On An Exchange.

Chris Lai Fong Ng beneficially owns directly in the aggregate 51% of our outstanding shares. A disposition by Ms. Ng of a significant number of our shares, or the perception that such a disposition might occur, could adversely affect the trading price of our shares should they become traded on an exchange.

(17) Our Controlling Shareholder Is Able To Exercise Significant Control Over Our Company.

Ms. Ng is in a position to direct our management and to determine the result of substantially all matters to be decided by majority vote of our shareholders, including the election of a majority of the members of our board of directors, determining the amount of dividends distributed by us, adopting certain amendments to our by-laws, enforcing or waiving our rights under existing agreements, leases and contractual arrangements, and entering into agreements.

Such a concentration of control may have an adverse effect on the holders of stock in our Company as their interests may be adverse to those of the controlling shareholders.

(18) Small Public Companies Are Inherently Risky And We May Be Exposed To Market Factors Beyond Our Control. If Such Events Were To Occur It May Result In A Loss Of Your Investment.

Managing a small public company involves a high degree of risk. Few small public companies ever reach market stability and we will be subject to oversight from governing bodies and regulations that will be costly to meet.  Our present officers and directors have limited, if any, experience in managing a fully reporting public company so we may be forced to obtain outside consultants to assist with our meeting these requirements.  These outside consultants are expensive and can have a direct impact on our ability to be profitable.  This will make an investment in our Company a highly speculative and risky investment.

(19) We Currently Rely On One Major Supplier of Our Products And Equipment.

We currently rely on one (1) major supplier of our health and beauty products and equipment, Mavi Sud, Srl, an Italy limited liability company (“MAVI” or “MAVI Sud”).  We are currently the sole distributor of Mavi products in Hong Kong.  In the event we lost the exclusive rights to this territory as the sole distributor, our sales and net income would be dramatically affected and investors would be at a high risk to lose all or a part of their investment.

Risks Associated with this Offering

(20) There Is No Public Market For Our Shares, And There Is No Assurance That One Will Develop Due To The Limited Demand For Stocks In The Business Services We Offer.

Purchasers of these shares are at risk of no liquidity for their investment. Prior to this registration, there has been no established trading market for our securities, and we do not know that a regular trading market for our securities will develop after completion of this offering. Our shareholders are offering shares for sale in a company that has very limited offering of products to the U.S. Due to the limited product offering we anticipate that demand for our shares will not be very high. If a trading market does develop for the securities offered hereby, we do not know if it will be sustained. We plan to seek to obtain the services of a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) for quotation on the “OTCBB” (“Over-the-Counter Bulletin Board”). We do not know if such quotation will be obtained or if an established market for our common stock will be developed.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

 (21) There Has Been No Independent Valuation Of The Stock, Which Means That The Stock May Be Worth Less Than The Purchase Price.

The per share purchase price has been determined by us without independent valuation of the shares. We established the offering price based on management’s estimate of the value of the shares.  This valuation is highly speculative and arbitrary. We did not obtain an independent appraisal opinion on the valuation of the shares. The shares may have a value significantly less than the offering price and the shares may never obtain a value equal to or greater than the offering price.

(22) Investors May Never Receive Cash Distributions Which Could Result In An Investor Receiving Little Or No Return On His Or Her Investment.

Distributions are payable at the sole discretion of our board of directors. We do not know the amount of cash that we will generate, if any, once we have more productive operations. Cash distributions are not assured, and we may never be in a position to make distributions.

(23) Without A Public Market There Is No Liquidity For Our Shares, And Our Shareholders May Never Be Able To Sell Their Shares, Which May Result In A Total Loss Of Their Investment.

Our common shares are not listed on any exchange or quotation system. There is no market for our shares. Consequently, our shareholders will not be able to sell their shares in an organized market place unless they sell their shares privately. If this happens, our shareholders might not receive a price per share which they might have received had there been a public market for our shares. Once this registration statement becomes effective, it is our intention to apply for a quotation on the Over-the-Counter-Bulletin-Board (“OTCBB”) whereby:

•

We will have to be sponsored by a participating market maker who will file a Form 211 on our behalf since we will not have direct access to the FINRA personnel; and

•

We will not be quoted on the OTCBB unless we are current in our periodic reports filed with the SEC.

From the date of this prospectus, we estimate that it will take us between nine to twelve months to be approved for a quotation on the OTCBB. However, we cannot be sure we will be able to obtain a participating market maker or be approved for a quotation on the OTCBB, in which case, there will be no liquidity for the shares of our shareholders.

(24) Even If A Market Develops For Our Shares, Our Shares May Be Thinly Traded With Wide Share Price Fluctuations, Low Share Prices, And Minimal Liquidity.

If a market for our shares develops, the share price may be volatile with wide fluctuations in response to several factors, including:

•

Potential investors’ anticipated feeling regarding our results of operations;

•

Increased competition;

•

Our ability or inability to generate future revenues; and

•

Market perception of the future of beauty products and equipment.

In addition, if our shares are quoted on the OTCBB, our share price may be affected by factors that are unrelated or disproportionate to our operating performance. Our share price might be affected by general economic, political, and market conditions, such as recessions, interest rates, or international currency fluctuations. In addition, even if our stock is approved for quotation by a market maker through the OTCBB, stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysts. These factors, which are not under our control, may have a material effect on our share price.

(25) We Anticipate The Need To Sell Additional Authorized Shares In The Future.  This Will Result In A Dilution To Our Existing Shareholders And A Corresponding Reduction In Their Percentage Ownership In China Beauty.

We may seek additional funds through the sale of our common stock. This will result in a dilution effect to our shareholders whereby their percentage ownership interest in China Beauty is reduced. The magnitude of this dilution effect will be determined by the number of shares we will have to issue in the future to obtain the funds required.  The sale of additional stock to new shareholders will

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

reduce the ownership position of the current shareholders.  The price of each share outstanding common share may decrease in the event we sell additional shares.

(26) Since Our Securities Are Subject To Penny Stock Rules, You May Have Difficulty Reselling Your Shares.

Our shares are "penny stocks" and are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell China Beauty Group, Inc.’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

 A NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates," "believes," "plans," "expects," "future," "intends," and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by China Beauty Group, Inc. described in "Risk Factors" and elsewhere in this prospectus. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements include:

•

an abrupt economic change resulting in an unexpected downturn in demand;

•

governmental restrictions or excessive taxes on our products;

•

over-abundance of companies supplying health and beauty products;

•

economic resources to support the promotion of new products;

•

expansion plans, access to potential clients, and advances in technology; and

•

a lack of working capital that could hinder the promotion and distribution of products and services to a broader based population.

USE OF PROCEEDS

Upon registration with the U.S. Securities and Exchange Commission, 1,000,000 of our outstanding shares of common stock will be eligible for sale under the 1933 Securities Act.  We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling stockholders.  We will however incur all costs associated with this registration statement and prospectus.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined by management. No outside accountants, attorneys or other professionals were used in establishing the criteria upon which we based our offering price. The offering price bears no relationship whatsoever to our assets or earnings. Among factors considered by our management were:

  prior operating history and management’s belief of what our company value is in the marketplace,

  previous sale prices, and

  management expertise.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

DILUTION

The common stock to be sold by the selling security holders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution of equity interests to our existing stockholders.

IMPACT OF THE "PENNY STOCK" RULES ON BUYING OR SELLING OUR COMMON STOCK

The SEC has adopted penny stock regulations which apply to securities traded over-the- counter. These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years. Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000). These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser's written consent to the transaction. If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock. Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market.

Trading in our common stock will be subject to the "penny stock" rules.

SELLING SECURITY HOLDERS

This prospectus will be used for the offering of shares of our common stock owned by selling security holders. The selling security holders may offer for sale up to 1,000,000 of the 4,000,000 shares of our common stock issued to them. Selling security holders, both non-affiliates and affiliates, must sell their shares at the fixed price of $1.00 per share for the duration of this offering. We will not receive any proceeds from such sales. The sale of the securities by the selling security holders is subject to the prospectus delivery and other requirements of the Securities Act. All selling security holders have been advised to notify any purchaser of their shares that none of the proceeds from the sale of their stock will go to the Company. All expenses of this offering are being paid for by us on behalf of selling security holders. The following table sets forth information on our selling security shareholders.

Table 1.0 Selling Security Holders

Name of security holder	Shares beneficially owned as of the date of this prospectus[1]	Percent owned as of the date of this prospectus	Maximum number of shares to be sold pursuant to this prospectus	Percent owned after offering is complete[2]	Position, office or other material relationship to the Company within last three years
Chris Lai Fong Ng	2,056,000	51.4%	000	51.4%	CEO, President, Secretary, Treasurer, Director
Lu Weiwen	756,000	18.90%	000	18.90%
Sai Wing Wong	188,000	4.70%	000	4.70%
Callie T. Jones	60,000	1.50%	60,000	0.00%
Chase Chandler	60,000	1.50%	60,000	0.00%
David M. Reese	40,000	1.00%	40,000	0.00%
Wai Kau Winnie Lo	40,000	1.00%	40,000	0.00%
Chan Tsz King	40,000	1.00%	40,000	0.00%

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Chi Ming Alvin Chan	40,000	1.00%	40,000	0.00%
Hoi Wah Hui	40,000	1.00%	40,000	0.00%
Yi Lam Yau	40,000	1.00%	40,000	0.00%
Hong Nei Connie Lum	40,000	1.00%	40,000	0.00%
Yu Fan Cherlia Cheung	40,000	1.00%	40,000	0.00%
Roger Chi-him Yip	40,000	1.00%	40,000	0.00%
Hon Kau Wan	20,000	0.50%	40,000	0.00%
Chun Wa Wong	20,000	0.50%	40,000	0.00%
Ching Ting Law	40,000	1.00%	40,000	0.00%
Chi Wa Ng	40,000	1.00%	40,000	0.00%
Yuet Ha Wong	40,000	1.00%	40,000	0.00%
Kam Lan Ho	40,000	1.00%	40,000	0.00%
Chi Chung Yip	40,000	1.00%	40,000	0.00%
Ka Man Ho	40,000	1.00%	40,000	0.00%
Kam Lam Law	40,000	1.00%	40,000	0.00%
Wai Man Florence Yip	40,000	1.00%	40,000	0.00%
Lau Shing Ip	40,000	1.00%	40,000	0.00%
Michael J. Daniels	40,000	1.00%	40,000	0.00%
Lynnette Harrison	40,000	1.00%	40,000	0.00%
Lau Pui Yip	40,000	1.00%	40,000	0.00%
	4,000,000	100.0%	1,000,000	75%

1 On October 29, 2007, the Company incorporated in the State of Florida to re-domicile as a domestic corporation.  The par value of the shares was established at $.001 per share.

[2] The percentage held in the event the Selling Security Holders sell all of their 1,000,000 shares in the Offering.

All of the shares offered by this prospectus may be offered for sale, from time to time, by the selling shareholders, pursuant to this prospectus, in one or more private or negotiated transactions, in open market transactions in the over-the-counter market, or otherwise, or by a combination of these methods, at fixed prices for the duration of this offering. The selling shareholders may effect these transactions by selling their shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions. Each of the selling shareholders has not been declared an "underwriter" within the meaning of the Securities Act in connection with each sale of shares. Upon execution of a stock subscription agreement each purchaser specifically acknowledged that he/she was acquiring the shares for their personal investment and not with a view to resale. The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales. In the event the selling security holders sell all of their shares in the secondary offering they will own no shares in the Company upon completion of the secondary offering.

Each selling shareholder acquired their shares under the exemption provided by Rule 4(2) or Rule 4(6) of the Securities Act of 1933, as amended or exempt under Regulation S of the Securities Act of 1933, as amended.  The shares were not a part of a public offering.

PLAN OF DISTRIBUTION

This prospectus is part of a registration statement that enables the selling security holders to sell their shares on a continuous basis for a period of nine months after this registration statement is declared effective. The selling security holders may sell some or all of their common stock in one or more transactions, including block transactions:

•

On such public markets as the common stock may from time to time be trading,

•

In privately negotiated transactions,

•

Through the writing of options on the common stock,

•

In short sales, or

•

In any combination of these methods of distribution.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

The sales price to the public is fixed at $1.00 per share for nine months after our registration statement is declared effective.  In the event the shares of our common stock are traded on the OTCBB or other such exchange prior to the nine-month period, the shares will continue to be sold at the fixed price of $1.00 per share or at currently prevailing market prices if and when our shares are traded on an exchange.  Although we intend to apply to have our common stock traded on the OTCBB, a public market for our common stock may never materialize.

Upon effectiveness of this registration statement, the selling security holders named in this prospectus may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer, participating in such transactions as agent, may receive a commission from either the selling security holder or, if they act as agent for the purchaser of such common stock, from the purchaser. The selling security holders will likely pay the usual and customary brokerage fees for such services.  The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority or independent broker-dealer will not be greater than eight percent (8%) for the sale of any securities being registered.

We can provide no assurance that all or any of the common stock offered will be sold by the selling security holders named in this prospectus.

As of December 15, 2007, we have expended approximately $70,100 of the estimated $104,030.70 cost of this offering. We are bearing all costs relating to the registration of the common stock. The selling security holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling security holders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of shares of our common stock. The selling security holders are not underwriters as defined in the 1933 Securities Act, as amended and any broker-dealers who execute sales for the selling security holders are "underwriters" within the meaning of the Securities Act in connection with such sales. Upon execution of a stock subscription agreement each purchaser specifically acknowledged that he/she was acquiring the shares for their personal investment and not with a view to resale. In particular, during such times as the selling security holders sell their common stock, they must comply with applicable law and may, among other things, be required:

•

Not to engage in any stabilization activities in connection with our common stock;

•

Furnish each broker or dealer through which shares of our common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

•

Not to bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The selling security holders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling security holders, and that there are restrictions on market-making activities by persons engaged in the distribution of shares. Under Regulation M, the selling security holders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling security holder is distributing shares covered by this prospectus. Accordingly, the selling security holders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling security holders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the SEC.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The names and ages of our directors and executive officers are set forth below. Our By-Laws provide for not less than one and not more than fifteen directors. All directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

Table 2.0 Directors and Executive Officers

Name	Age	Position
Chris Lai Fong Ng	37	President/CEO/CFO/Chairman of the Board of Directors/Secretary/Treasurer[1]
[1] This is the first Directorship of a reporting company held by Ms. Ng.

Background of Executive Officers and Directors

- Chris Lai Fong Ng has served as our President and Chairwoman since 1999.  Ms. Ng received her education in Hong Kong during the 80's.  Ms. Ng is fluent in Chinese (both Cantonese and Mandarin). Ms. Ng has traveled on a regular basis for China Beauty handling purchasing, negotiations with client companies, logistics, and the Company administration and finance.  She has more than eight (8) years of entrepreneurial experience in Business to Business import/wholesale business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our common stock as of September 30, 2007, and our officers and directors, individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees, if applicable. Subject to community property laws, where applicable, the persons or entities named in Table 1.0 (See "Selling Security Holders") have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Table 3.0 Beneficial Ownership

		Amount and Nature of Beneficial Ownership		Percent of Class [1]
Title of Class	Name and Address of Beneficial Owner	Before Offering	After Offering	Before Offering	After Offering
Common Stock	Chris Lai Fong Ng Block B, 10th Floor, Fuk On Factory Building 1123 Canton Road Mongkok, Kln, Hong Kong	2,056,000	2,056,000	51.4%	51.4%
[1] The percentages assume the selling security holders sell the entire 1,000,000 shares being registered.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

DESCRIPTION OF SECURITIES

General

We are authorized to issue up to 500,000,000 shares of common stock, $0.001 par value per share, of which 4,000,000 shares are issued and outstanding.

Common Stock

Subject to the rights of holders of preferred stock, if any, holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by our Board of Directors out of funds legally available therefore. There are presently no plans to pay dividends with respect to the shares of our common stock. Upon our liquidation, dissolution or winding up, after payment of creditors and the holders of any of our senior securities, including preferred stock, if any, our assets will be divided pro rata on a per share basis among the holders of the shares of our common stock. The common stock is not subject to any liability for further assessments. There are no conversion or redemption privileges or any sinking fund provisions with respect to the common stock and the common stock is not subject to call. The holders of common stock do not have any pre-emptive or other subscription rights.

Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

All of the issued and outstanding shares of common stock are fully paid, validly issued and non-assessable as determined by our legal counsel, Diane J. Harrison, Esq. whose opinion appears elsewhere as an exhibit to this prospectus.

Preferred Stock

We currently have a class of blank check preferred stock that may be issued by the Board of Directors according to terms established by the Board.  However, we have no provisions to issue preferred stock at this time.

Debt Securities

We currently have no provisions to issue debt securities.

Warrants

We currently have no provisions to issue warrants.

Dividend

We have paid no cash dividends on our common stock in the years 2006 and 2007. We anticipate that any earnings, in the foreseeable future, will be retained for development and expansion of our business and we do not anticipate paying any further cash dividends in the near future. Our Board of Directors has sole discretion to pay cash dividends with respect to our common stock based on our financial condition, results of operations, capital requirements, contractual obligations, and other relevant factors.

Shares Eligible for Future Sale

Upon the effectiveness of the registration statement, of which this prospectus forms a part, we will have 1,000,000 outstanding common shares registered for sale by the selling shareholders in accordance with the Securities Act of 1933.

Prior to this registration, no public trading market has existed for shares of our common stock. The sale or availability for sale of substantial amounts of common stock in the public trading market could adversely affect the market prices for our common stock.

Transfer Agent and Registrar

We have engaged the services of Island Stock Transfer Inc., 100 2nd Avenue South, Suite 300N, St. Petersburg, Florida, 33701, to act as transfer agent and registrar.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

INTEREST OF NAMED EXPERTS AND COUNSEL

Madsen & Associates, C.P.A., Inc., independent certified public accountant, whose reports appear elsewhere in this registration statement, was paid in cash for services rendered. Therefore, they have no direct or indirect interest in us. Madsen's report is given based on their authority as an expert in accounting and auditing.  Madsen & Associates, C.P.A., Inc. has provided audited financials for China Beauty Group, Inc. for March 31, 2006 and 2007 and reviewed for September 30, 2007.

Diane J. Harrison, Esq., of Harrison Law, P.A., is the counsel who has given an opinion on the validity of the securities being registered which appears elsewhere in this registration statement has no direct interest in the Company.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Amended and Restated Articles of Incorporation, Article X does include a provision for indemnifying a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such.

Our By-Laws, Article X, Section 3, also permit us to indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate and to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of China Beauty Group, Inc. pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

The Company was incorporated under the laws of the State of Florida on October 29, 2007 under the name China Beauty Group, Inc.  The Company originally filed incorporation in Hong Kong in 1998.  In early 2007 the Company did a share exchange with a British Virgins Islands corporation formed by China Beauty to domicile in the British Virgin Islands, Beautilink Corporation for purposes of filing a registration statement with the U.S. Securities and Exchange Commission.  After diligent discussions with its counsel and accountants the Company formed a U.S. corporation in Florida.  A share exchange between the British Virgin Islands Corporation Beautilink Corporation and the Florida Corporation China Beauty Group, Inc. was completed to re-domicile the Company to the United States as a domestic corporation.

Upon incorporation in the State of Florida, USA, the Hong Kong and British Islands corporations were dissolved.  Accordingly, we now have one (1) corporation that is domiciled in Florida, with our operations based in Hong Kong.  We have no subsidiaries or control over other entities.

We have not been involved in any bankruptcy, receivership or similar proceedings since inception nor have we been party to a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business. We do not foresee any circumstances that would cause us to alter our current business plan within the next twelve months.  In the event we need to raise additional capital, we will seek funds from private sources.

The Company has had no related transactions with any related persons, promoters or control persons that have or have had an interest in our business.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

DESCRIPTION OF BUSINESS

Business Development

China Beauty began operations in September of 1999. The Company was incorporated on March 14, 2000 under the Companies Ordinance Chapter 32 in Hong Kong under the name Lotus & Company.   On the 27th day of September 2007 the Company formed a British Virgin Islands corporation under the name of Beautilink Corporation for the purposes of a share exchange to begin the process of re-domiciling to Florida to be a domestic company in the United States.  On October 29, 2007 the Company formed China Beauty Group, Inc., a Florida corporation to complete a share exchange for purposes of completing the re-domiciling to the United States.

In its early stages China Beauty spent a great deal of time developing relationships with major suppliers of health and beauty products and equipment.  These relationships are a necessary part of our import process.  The health and beauty products and equipment we import are sold to our customers located mainly in Hong Kong.  We operate our business under the trade name of First Lotus in Hong Kong.

During the early years of the development of the Company our CEO Ms. Ng spent a great deal of time traveling and learning the different beauty products and equipment that were available for importation into Hong Kong.  It was this dedication to locating what the Company believes to be the best products and equipment that has allowed us to remain in business and grow to a company with $1mm in sales annually.

Since inception, China Beauty Group, Inc. has engaged in the import of health and beauty products and equipment mainly from Italy.  Health and beauty products and equipment are available from many companies.  We spend time researching the various products that will best fit the needs of our customers and the availability of products and equipment for importation into Hong Kong.  Different products have differences that may not be suitable for our Asian customers so selection of the right products and equipment is necessary.  The decisions we made regarding these different products and equipment we believe are crucial to our business.  Products that do not target the skin of Asian women would have little or no value to our product line.

China Beauty collects information from its customers and their demands for health and beauty products and equipment and our buyer then determines the best source to obtain the products.  Since health and beauty products and equipment have historically been susceptible to trends that may last a short time it is necessary for us to keep abreast of the current market trends in the demand for our products.  As a result of the ever changing trend in demand for our products, negotiation of prices and the terms of trade must be completed prior to the execution of any purchase.

We currently have fifteen (15) regular paid employees. Our staff includes our CEO as well as sales & marketing, purchasing, training staff, finance and accounting and administrative personnel.  For the years ended March 31, 2006 and 2007 our CEO Ms. Ng received a combined total of $126,038.

Our Business

(1) Principal Products or Services and Their Markets

We import health and beauty products and equipment specifically for Asian women from various countries with our main supplier being located in Italy.  Currently we import approximately 95% of our products from our supplier in Italy.  The products and equipment from our main supplier represent approximately 98% of our total revenue.  The remainder of our importing of products and equipment is from approximately 10 customers located throughout the world.  These customers represent approximately 5% of our total revenue.  The sale of our health and beauty products represents approximately 65% of our total sales due to the higher profit margins.  The remaining 35% of our sales are in our equipment product line.

Our primary products are skin creams designed for women of Asian descent.  These creams are used for maintaining skin softness and elasticity, anti-aging, treating hyperkeratosis, hydrating and protecting the skin, daily cleansing, skin whitening, sun protection, feminine hygiene, and concealing skin imperfections.  Our equipment is designed to apply our various creams to the face and body through iontophoresis or sonic, ozonomatic, or magnetic waves.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

(2) Distribution Methods of our products

As a wholesaler we purchase our products and equipment directly from our supplier and then resell the product to retailers in our geographical markets.  Our agreement with MAVI Sud gives us the exclusive rights to market their products in a large geographical area. This area includes all of Hong Kong, and the Peoples Republic of China.  Although our medium term plan calls for us to expand into the PRC, to date we have not begun this expansion.  We will do so only when management believes it has the financial capability.  We purchase our product and pay for the product in full prior to shipment with a 2% discount.  We pay by TT (bank transfer) or irrevocable letter of credit.  We have the ability to extend our payment terms up to 120 days with a 2% interest payment on any balance due.  Our distribution agreement is for a term of fifteen (15) years beginning on January 1, 2008 and running through December 31, 2022. Our agreement provides for early termination by either party under specific circumstances.  The two primary methods of termination by MAVI are for failure of China Beauty to meet its annual sales goals or for non-payment of the products and equipment.  Violation of either of these terms provides for a three (3) month notification period. The term is based on China Beauty reaching its defined sales goals on an annual basis.  We have met the predetermined annual sales targets for both of the previous operating years.  We anticipate that our continued growth will allow us to continue to meet or exceed our target revenue goals set forth in our agreement with MAVI.

The primary delivery of our products is through our office location in Hong Kong. Shipping and delivery of our products to locations within geographical driving distance are shipped via truck or our customer comes to our location to pick up their product.  We have a small product storage room at our corporate offices as well as a separate small warehouse for product storage where customers pick up their product.  As a wholesaler we sell to retailers, such as salons, who then market and sell the product to the end-users.  Our clients pay for their product at the time they receive their order. We do not receive any percentage of the sales of the retailer (distributor) of our products and equipment.

When we have overstocked product we store this product in a warehouse in Hong Kong. This warehouse is owned by Proud Tone Investment Limited, a Hong Kong corporation. The Agreement regarding this warehouse is for a two (2) year period from March 1, 2006 through March 15, 2008.

Our training staff is certified by our main supplier, MAVI Sud in the application of product and the use of the equipment we sell.  Our lead trainer, Ng, Lai Fan Agnes, has qualified under the City & Guilds of London and received her International Diploma in Teaching and Training.  She has also studied at the I-Best International Beauty Training Institute for laser use in aesthetics; body therapy; facial therapy; and make-up.  She has also received her certificate in International Professional Beauty Management sponsored by the International Senior Professional Beautician Society.

As a result of the specialized training received by Ms. Ng our Company is able to provide the same specialized training to each of the new clients that we obtain. Any of our current or new clients (retail outlets) may ask us for training.  We do offer this service to all of our retail clients on a fee basis.  In addition to the training received from the City & Guilds of London, I-Best International Beauty Training Institute, and the International Senior Professional Beautician Society , Ms. Ng receives specialized training from our main supplier of products and equipment , MAVI Sud.

The training by Mavi Sud is specialized and directly related to their products and equipment.  We believe that it is this training that sets our Company apart from the many suppliers of products and equipment in the Hong Kong market.

The following are some of the certificates earned by our President, Chris Lai Fong Ng:

•

MAVI Total Laser Certificate

•

Hong Kong Quality Assurance Agency, Compliance with Quality Management System Standard ISO9001:2000 applicable to Design and provision of First Lotus Spa Training Course

•

Certificate of Attendance at the meeting on cosmetic dermatology and lymphatic drainage for body and face,

•

iBest International Beauty Training Institute Certificate of Body Therapy,

•

iBest International Beauty Training Institute Certificate of  Facial Therapy,

•

iBest International Beauty Training Institute Certificate of Make-Up, and

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

•

Campus Business Correspondence School, International Senior Professional Beautician Society, International Professional Beauty Management Certificate

Our Company or its products and equipment have also received numerous awards from various publications that have featured our Company ..  The following are some of the publications that have highlighted both our Company and /or its products.    China Beauty Group, Inc. has no affiliation, relationship (financial or otherwise) with any of the publications listed below.

•

Beauty & Hair Cosmetics, a Trade Magazine, 2007 (Products),

•

Beauty & Hair Cosmetics, a Trade Magazine,

•

2007 (Equipment) , 2007 Sister Beauty Pro Awards, Perfect Skincare Equipment Award, Mavi Total System, First Lotus Company Limited, and

•

2007 Sister Beauty Pro Awards, Professional Moisturizing Product Award, Mavi Moisture Rich Serum, First Lotus Company Limited.

These various articles present a picture of our Company and its products that we believe is recognized as a leader in our industry in Hong Kong.

(3) Status of Any Publicly Announced New Product or Service.

Since we do not manufacture our own products, we have not developed any new or unique products or services that would make us stand above our competition. Instead, we have chosen to locate what we believe is the availability of the best health and beauty products and equipment that fall within our capability to import.   We believe that We have developed a reputation for finding the finest products available for our customers.

(4) Our Competition

The beauty products industry in the PRC, and Hong Kong in particular, is intensely competitive.  We believe this is due to the fact that Asian women tend to spend more per capita on these products than their counterparts in other countries.  The health and beauty industry has a crowded retail market that has thousands of individual retail outlets as well as franchise outlets that are supported by their franchisor.  The industry competition is based not only on price point but also by product quality.

Our direct competition comes from other wholesalers that support retail outlets with our competitors’ products.  While the retail market is intensely crowded, the wholesale market is less intense.  Our primary focus is the development of more retail outlets to purchase our products and equipment.

In order to compete effectively in the health and beauty products and equipment industry , a company must understand and then respond to the needs of the customers. Many of our competitors have greater financial resources than we have, enabling them to finance acquisition and development opportunities or develop and support their own operations. In addition, many of these companies can offer additional products and services not provided by us. Many may also have greater name recognition. Our competitors may have the luxury of sacrificing profitability in order to capture a greater portion of the market. They may also be in a position to accept lower prices than we would for the same customer. Consequently, we may encounter significant competition in our efforts to achieve our internal and external growth objectives. Our competitors have methods of operation that have been proven over time to be successful.

Our principal methods of competition are pricing, advertising, customer service, image, performance, and reputation.  Pricing is generally the principal method of competition for our products and equipment.  However, in many instances consideration is also given to our reputation and product and equipment performance.

While our business model has been successful over time, we continue to build upon our Company’s success with its current customer base. Our competitors operate from other cities with well developed communication infrastructure and banking systems.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

(5) Sources and Availability of Raw Materials

At this time we do have a critical dependence on one (1) supplier that could adversely affect our operations.  Over the last eight years we have developed relationships with many suppliers.  However, 95% of our sales are due to the products we distribute from our main supplier Mavi Sud.  While we do not manufacture our products from raw materials, only import for wholesale distribution, the raw materials used by our supplier are critical. In the event raw materials used in the products we receive are tainted and cause harm to our customers , our operations would be severely tested.  The Hong Kong Quality Management Assurance Agency controls the certification of our Company for compliance with the requirements of ISO 9001 and our quality management system standard applicable to Design and Provision of the training courses we use to teach users of the products and equipment we sell.

(6) Dependence on Limited Customers

We do not have to rely on any one or a limited number of customers for our business. While 95% of our products and equipment come from one (1) manufacturer in Italy these products and equipment are sold to hundreds of customers in Hong Kong.  We expect to increase our customer base as we continue to grow our business. Our target market is currently limited geographically so we do have to rely on just a relatively small geographical area for business.  This geographical limitation will change as we begin to expand into mainland China.  We have been granted the distributor rights to this territory and we hope to begin expanding into this market as soon as is practical.  The Company has steadily increased its revenues due to an expanding client base.  We believe that our client base will continue to expand.

 (7) Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts

At the present time we own and operate the domain name www.firstlotus.com.hk, and we have a trademark registered in the Trade Mark Registry Intellectual Property Department of the Hong Kong Special Administrative Region:

This trademark is for pre-defined sets of massage gestures respectively for various cosmetic therapies while applying appropriate cosmetic products on the skin during massage.  This registration was complete on December 21, 2005.  In addition we own the tradenames and marks: Dr. Me Body Spa”, “Dr. Me Lotus Spa,” and “First Lotus”:

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

We also have an exclusive distribution agreement with Mavi Sud of Italy. In the future, our success may depend in part upon our ability to preserve our methods of operation.  We are not developing any new technologies, products , or processes. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that:

(a)

these agreements will not be breached;

(b)

we would have adequate remedies for any breach; or

(c)

our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of our products and services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

Our website is currently operational in Chinese and is being converted to have available and English version.

(8) Need for Government Approval of Principal Products or Services

None of the products we import require specific governmental approval.   Hong Kong is a free port. There is no customs tariff on goods imported into Hong Kong. The Government of the Hong Kong Special Administrative Region (“HKSAR”) collects an excise duty on only four types of goods irrespective of whether they are imported or locally manufactured, namely, tobacco, hydrocarbon oil, alcoholic beverages and methyl alcohol.

The government permits that we do obtain are what we deem normal permits that do not require any special standards be met.  Since we have obtained prior approval we now only have to apply for a renewal on a yearly basis. The products we sell do comply with International Standards Organization (“ISO”) standards.

(9) Government Regulation

In Hong Kong today, there is no specific legislation regulating the operation of the beauty industry, including the qualification of the employed personnel or the devices used. There is also no specific legislation regulating the import or sale of beauty-related and medical devices, except for those containing pharmaceutical or radioactive ingredients. However, there are general regulations on health and safety. The Hong Kong Consumer Council monitors the quality of products and services through listening to complaints by consumers.

In China, both the central and local governments have regulations on the beauty salons and fitness centers. The Board of Health has regulations on beauty products and devices. The Board requires licensing by companies before they start their business in China. There is also a consumer council in China that handles complaints of consumers, and can impose fines on companies in violation of consumer laws.

Once we have commenced operations in mainland China, we will need to comply with all central and local government regulations.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

(10) Research and Development During Last Two Fiscal Years

During the last two fiscal years, no money was spent directly on research and development since we do not manufacture our own products. We have, however, spent minimal monies on travel expenses for our CEO to research health and beauty products from different potential suppliers.

(11) Cost and Effects of Compliance with Environmental Laws

As an import company of health and beauty products and equipment we are not directly subject to any federal, state or local environmental laws. The companies that ship us the products we ship to our customers do have a duty to comply with any environmental impact rules and regulations pertaining to the products that we import.

(12) Our Employees

As of September 30, 2007, we have fifteen (15) full-time regular paid employees.   We retain no part-time staff. We currently have no key employees, other than Ms. Ng , our CEO/President/Director. All employees receive pay for their performance. There are no key consulting contracts with any individuals or companies at this time.  We do not have a stock awards, options or warrant program in place for any of our employees, including our key employee Ms. Ng.

Reports to Security Holders

We will file reports and other information with the U.S. Securities and Exchange Commission (“SEC”). You may read and copy any document that we file at the SEC's public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings will be available to you free of charge at the SEC's web site at <www.sec.gov>.

We are not required by the Florida Revised Statutes to provide annual shareholder reports, but we are required to file annual reports with the Secretary of State.  At the request of a shareholder, we will send a copy of an annual report to include audited financial statements. In the event we become a reporting company with the SEC, we will file all necessary quarterly and annual reports.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following management's discussion, analysis of financial condition, and results of operations should be read in conjunction with our financial statements and notes thereto contained elsewhere in this prospectus. This section of our prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are an operating company that is seeking to continue to grow its operations. We have an operating history and have generated revenues from our activities that have produced net incomes and losses in years in which it has been fully operational. We have yet to undertake any direct expansion activity. Any growth that is achieved by the Company is done so through the skill of our management and sales team.  We do not have a specific business plan for expansion.  Our growth is a natural progression of our business gaining customers and sales.

Our Board of Directors believes that we can continue as an on-going business during the next twelve months since we are generating profits from our operations that can pay for our operations.  We may raise cash from sources other than our operations. Our only other source for cash at this time is investment by others in the Company. We have not solicited investment from any investment banks, private equity firms or venture capital firms or any other sources of investment at this time.

Our future financial success will be dependent on the continued success of our operations. Our future cash flows, if any, are impossible to predict at this time. The realization value from any growth is largely dependent on factors some of which are in our

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

control and others that are beyond our control such as the availability of health and beauty products available to us from our main supplier.

Types of Revenue

Our current operations generate revenues from three (3) sources.  While our revenues are shown in our financials statements as a line item “Revenues,” we do have income from three different revenue sources.  We generate revenue from the sale of our skincare products; the sale of our skincare equipment is used to apply some of our skincare products, and the training that we provide to our retail clients.

We keep track of these three (3) revenue streams so that we can concentrate our efforts in the area that produces the largest revenues and profit margins.  While our highest profit margins occur from the training of our clients, this is a small portion of our revenues.  This is due to the fact that training is usually a one-time event for each client whereas the sales of our skincare products and equipment are ongoing revenue streams from each client.

Current Business Climate

Currently in the PRC and Hong Kong, we face stiff competition from independent retail outlets as well as wholesalers.  With the Internet available to the virtual world, we now face competition from other companies that market their products and equipment in Hong Kong while being located in a distant country.  This has presented us with the challenge of insuring that our product line and equipment reflect what the Hong Kong and PRC public are demanding.  Keeping abreast of the market trends in skincare products is a challenge that requires many man hours of research to ensure that we are in step with what is selling in our market areas.

Business Opportunities

Management believes that it has the talent to make further penetration in our target market.  With the continued development of new and better products and equipment by our main supplier, MAVI, we have positioned our company to sell a more diversified line of skincare products and equipment.  It is our belief that the disposable dollars spent on skincare by Asian women exceeds that of other countries on a per capita basis.

By entering the PRC to market our products, we increase our target market dramatically.  As more and more PRC women gain access to out products we believe that our market penetration will increase geometrically.

Results of Operations

General

The following table shows our revenues, expenditures and net income for the years from 2006, 2007 & 2008 YTD (September 30, 2007).

Table 4.0 Revenues, Expenditures and Net Income

YEAR	REVENUE	EXPENSES	NET INCOME (LOSS)
September 30, 2008 YTD	$ 655,604	$ 639,127	$16,477
March 31, 2007	$1,077,740	$1,059,998	$17,742
March 31, 2006	$ 904,413	$ 901,801	$ 2,612

Results of Operations for the Period Ended September 30, 2007

For the period ended September 30, 2007 (our fiscal year 2008) our revenues of $655,604 were a significant increase of 28% over the same period in 2006.  Our largest revenue increase was in the sale of our equipment which was an increase of $132,954 or

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

approximately 68%.  We attribute this increase to our sales staff devoting more time to the continued development of our business model thus increasing our client base and the quality of the equipment being recognized by our customer base.  Expenses during the period ended September 30, 2007 compared to the same period ending September 31, 2006 reflect an increase of $29,054.  While the actual dollar amount of our expenses increased, the percentage increase actually decreased from 99% to 97%.  We do expect our expenses to remain below the level of expenses incurred in 2006.  This is due to the fact that we have been able to decrease our advertising and exhibition expenses.  We anticipate that once our registration is complete our President will be able to concentrate more on business development and our revenues will increase along with our expenses at or below the percentage level in the six month period ending September 30, 2007.  Although we will have the SEC reporting requirements, we believe our legal expenditures will not change our expense percentages due to our revenues continuing to increase.  Since we have paid the costs of this registration statement as they came due, our expenses should remain constant.  We expect that when an officer/director compensation plan is developed that our expenses will rise.  Our cash flow showed a net increase in cash and cash equivalents of $17,328.  This increase relates directly to the acquisition of new customers.  The Company believes that our cash and cash equivalents will remain stable and we will increase our cash and cash equivalents as we continue to develop more business.

The following Table 5.0 provides a comprehensive breakdown of our revenues by products; turnover; the cost of the products; the number of units sold; and the percentage of gross revenue each represents.

Table 5.0

		6 months ended 30.9.2007	6 months ended 30.9.2006	Increase/ (decrease)	Increase/ (decrease)

Turnover	US$	655,604	514,057	141,547	28%

Beauty products	US$	321,947	315,672	6,275	2%
Equipment	US$	329,163	196,209	132,954	68%
Health products	US$	4,494	2,176	2,318	107%
Total	US$	655,604	514,057

No of units delivered
Beauty products	pcs	84,881	64,922	19,959	31%
Equipment	pcs	35	23	12	52%
Health products	pcs	174	157	17	11%

Cost of products
Beauty products	US$	180,823	85,888	94,935	111%
Equipment	US$	98,382	59,949	38,433	64%
Health products	US$	2,234	1,484	750	51%
Total	US$	281,439	147,321

Gross profit %
Beauty products		44%	73%
Equipment		70%	69%
Health products		50%	32%
Total		57%	71%

For the period ended September 30, 2007 we launched more short term promotional campaigns which increased the quantity of beauty products sold to 77% however, there was a reduction in our gross profits from 77% to 44% due to the promotional items lower profit margins.  This campaign was done to attract more customers to purchase more of our higher profit margin items in the long term.

In addition to our promotional campaign our sales staff concentrated on selling more equipment thereby increasing the number of pieces sold to 35 from 23 in the same period ended September 30, 2006.  Our profit margins remained the same as there is little room to reduce the price of our equipment.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Results of Operations for the Year Ended March 31, 2007

During the year ended March 31, 2007, we had revenues of approximately $1,077,740.  While we had a net income of $17,742 our expenses before taxes were $1,057,156 or 98% of our revenue before income taxes.  Our provision for income taxes of $3,180 allowed our expenses percentage of revenue to remain at 98%.  We had an actual decrease in expenses compared to revenues from 2006 to 2007 of 1%.  We had ($50,427) total cash used by operating activities.

We did not have positive cash flows from investing activities for the year ended March 31, 2007.  Our investing activities used ($8,495) of cash.

The result of the above activities was a total decrease in cash of $64,006 for the year ended March 31, 2007. When this decrease was added to the Company’s cash and cash equivalents of $8,141at the beginning of the year, the result was a total of ($55,865) of cash and equivalents as of the Company’s March 31, 2007 year-end. We do not foresee any circumstances or events that will have an adverse impact on our operations. We do anticipate an increase in our business based on our current method of operation and the activities of our officers and directors. Thus, we expect to satisfy our current cash requirements indefinitely. However, in the event we need additional cash we will continue to exercise our ability to use our credit facilities.  During the year ending March 31, 2008 the Company is on a pace to exceed the revenues generated in 2007 as well as hold expenses in line to increase our net income at the end of the year.

The following Table 6.0 provides a comprehensive breakdown of our revenues by products; turnover; the cost of the products; the number of units sold; and the percentage of gross revenue each represents for a comparison of the years ending March 31, 2007 compared to March 31, 2006.

Table 6.0

		Year ended 3.31.2007	Year ended 3.31.2006	Increase/ (decrease)	Increase/ (decrease)

Turnover	US$	1,077,740	904,413	173,327	19%

Beauty products	US$	657,336	513,917	143,419	28%
Equipment	US$	416,622	385,285	31,337	8%
Health products	US$	3,782	5,211	(1,429)	-27%
Total	US$	1,077,740	904,413

No of units delivered
Beauty products	pcs	132,243	91,825	40,418	44%
Equipment	pcs	105	107	(2)	-2%
Health products	pcs	197	247	(50)	-20%

Cost of products
Beauty products	US$	113,170	111,676	1,494	1%
Equipment	US$	114,299	98,567	15,732	16%
Health products	US$	1,689	2,207	(518)	-23%
Total	US$	229,158	212,450

Gross profit %
Beauty products		83%	78%
Equipment		73%	74%
Health products		55%	58%
Total		79%	77%

Comparing the year ended March 31, 2007 to March 31, 2006 we saw our sales increase 44% and our profit margins increase slightly from 78% to 83%.  Our numbers remained relatively constant except for the increase in sales.  This increase was due to the efforts of the sales staff and we do not attribute the increase to any outside factors.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Results of Operations for the Year Ended March 31, 2006

During the year ended March 31, 2006, we had revenues of approximately $904,413.  While we had a net income of $2,612 our expenses before taxes were $901,801 or 99% of our revenue before income taxes.  We had no provision to make for income taxes allowing our expenses percentage of revenue to remain at 99%.  We had $69,690 total cash provided by operating activities.

We did not have positive cash flows from investing activities for the year ended March 31, 2006.  Our investing activities used ($49,273) of cash.

The result of the above activities was a total increase in cash of $18,088 for the year ended March 31, 2006. When this increase was added to the Company’s cash and cash equivalents of $($9,947) at the beginning of the year, the result was a total of $8,141 of cash and equivalents as of the Company’s March 31, 2006 year-end. We do not foresee any circumstances or events that will have an adverse impact on our operations. We anticipated an increase in our business based on our current method of operation and the activities of our officers and directors. Thus, we continued to satisfy our cash requirements through our year ended. However, when we needed additional cash we exercised our ability to use our credit facilities.  Management believes that revenues in 2007 will increase and expenses will decrease permitting the Company to remain operational for at least the next twelve (12) months.

Liquidity & Capital Resources

Our internal liquidity is provided by our operations. Our assets exceed our liabilities by over $70,000.00 with cash and cash equivalents of $6,473 ; receivables of $244,315 ; and inventories of $175,017 respectively.  Management believes that its current revenues are sufficient to cover our monthly operating expenses of approximately $106,523.  Management further believes that in the fiscal year ending March 31, 2008 the Company will show net income close to $55,000 pre-tax, our receivables will be reduced by $106,000 and our inventory will be reduced by $60,000.  Our inventory is higher than normal due to our accumulating product in anticipation of strong third and fourth quarter sales. Management believes that the reduction in accounts receivables and inventory will provide the cash necessary to cover our bank and related loans; overdrafts and interest expenses during the third and fourth quarters of our fiscal year 2008.

Our operations should be sustainable in the long-term of at least twelve (12) months as a result of this net income and increased improvement in our cash flow.  In the event the Company needs additional funds, the Company will continue to use its credit facilities.

While the capital resources of the Company are stable from a cash perspective, the credit of the Company for debt financing if necessary is extremely strong. The Company has established lines of credit with banks.  In the event we are unable to generate sufficient funds to continue our business efforts or if the Company is pursued by a larger Company for a business combination we will analyze all strategies to continue the Company and increase shareholder value.  Only under these circumstances would we consider a merger, acquisition, joint venture, strategic alliance, a roll-up, or other business combination to increase business and potentially increase the shareholder value of the Company.  Management believes its responsibility to increase shareholder value is of paramount importance, which means the Company should consider the aforementioned alternatives in the event funding is not available on favorable terms to the Company when and if needed.

Off-Balance Sheet Arrangements

China Beauty has established credit facilities with two separate banks to help provide liquidity for our cash flow. The following table sets forth information relative to each banks terms.

Table 7.0 Bank Credit Facilities

Name of Bank	Amount of Credit Line	Terms of Repayment	Current Balance
Hitachi Capital (Hong Kong) Limited	$545,584 HKD[1]	24 Months	$525,780 HKD
Standard Chartered Bank	$800,000 HKD[1]	12 Months	$738,467 HKD

1 HKD represents Hong Kong Dollars.

For the exact amount owed in USD a currency translation would need to be done on a particular date for the amount due in USD.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

DESCRIPTION OF PROPERTY

Our principal business location is at Block B, 10th Floor, Fuk On Factory Building, 1123 Canton Road, Mongkok, Kln, Hong Kong.  Our phone number is:   011 852-2543-2727.  We own our furniture, computers, ancillary equipment, and office supplies.  Our offices are located on the 10th floor of a commercial office building in Hong Kong.  We occupy approximately 4,500 square feet that cost $26,000 Hong Kong dollar per month or $3,333.33 USD per month.   The conversion of our lease payment from Hong Kong dollars to US dollars is at the rate of HK $1 to US $.12821, the exchange rate at September 30, 2007. We have approximately 2,500 square feet of office space that contains our corporate offices and our training center; 500 square feet of product storage space; and 1,500 at a separate warehouse location.

The following are the salient terms of the office lease agreement. Our current lease is for a two (2) year period from November 26, 2005 through November 25, 2007.  Our lease deposit paid was US$7,692.00.  Our monthly payments are US$3,846.00.  We do have a “break lease clause” that provides for four (4) months notice by China Beauty and the payment of four (4) months total rent of $15,384.00 in the second year of the lease.  We do not have any break lease clause provision during the first year of the lease.  There is no break lease clause on behalf of the landlord.  In the event of default of a monthly payment we have fifteen (15) days to cure a default or face the possibility of cancellation of the lease and removal from the space.

The separate warehouse is located on the tenth floor of the Wei Yin Centre, No. 123, Tung Chau Street, Kowloon, Hong Kong.  The Agreement regarding this warehouse is for a two (2) year period from March 1, 2006 through March 15, 2008.  The monthly payment is HK$6,408 or US$821.54.  The landlord is Proud Tone Investment Limited, a Hong Kong corporation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To the best of our knowledge there are no transactions involving any director, executive officer, or any security holder who is a beneficial owner or any member of the immediate family of the officers and directors other than the following:  During the year ended March 31, 2007, the Company purchased skin care products and consumables from a related company, Perfect Mark Company, in which Ng Lai Fong, Chris is the sole-proprietor.  The purchases from Perfect Mark Company were transacted at Perfect Mark Company’s cost.

CORPORATE GOVERNANCE

As a small business issuer we are not listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent.  Further, we have not applied for a listing with a national exchange or in an inter-dealer quotation system which has requirements that a majority of the board of directors be independent.

We do not consider our President/CEO/Director Chris Lai Fong Ng an independent director because of her corporate positions and personal interest in the company.  As a company with less than $25,000,000 in revenue , we rely on our CEO/President Ms. Ng for our audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-B promulgated under the Securities Act of 1933 .. Our Board of Directors , which is comprised solely of Ms. Ng, acts as our audit committee. The Board has determined that the relationship of Ms. Ng as both our Company CEO/President and our audit committee financial expert is not detrimental to the Company. Ms. Ng has an understanding of GAAP and financial statements; the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves in a fair and impartial manner; has experience analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to or exceed the breadth and complexity of issues that can reasonably be expected to be raised by the small business issuer’s financial statements; an understanding of internal control over financial reporting; and an understanding of audit committee functions. Ms. Ng has gained this expertise through her over eight years of business experience. She has specific experience coordinating the financials of the Company with public accountants with respect to the preparation, auditing or evaluation of the Company’s financial statements.

We are not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act respecting our director.  We have conducted regular Board of Director meetings on the last business Friday of each quarter for the last calendar year.  We have no standing committees regarding compensation, audit or other nominating committees.  At our annual shareholders meetings, each shareholder is given specific information on how he/she can direct communications to the officers and directors of the corporation.  All communications from shareholders are relayed to the Board of Directors.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not quoted or traded on any quotation medium at this time. There is no established public trading market for our shares. We intend to apply to have our common stock included for quotation on the NASD OTC Bulletin Board. There can be no assurance that an active trading market for our stock will develop. If our stock is included for quotation on the NASD OTC Bulletin Board, price quotations will reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

 Should a market develop for our shares, the trading price of the common stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in quarterly operating results, announcements of technological innovations, new sales formats, or new services by us or our competitors, changes in financial estimates by securities analysts, conditions or trends in Internet or traditional retail markets, changes in the market valuations of other equipment and products that we sell, announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, additions or departures of key personnel, sales of common stock and other events or factors, many of which are beyond our control. In addition, the stock market in general, and the market for health and beauty products and equipment in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. These broad market and industry factors may materially adversely affect the market price of the common stock, regardless of our operating performance.

 Consequently, future announcements concerning us or our competitors, litigation, or public concerns as to the commercial value of one or more of our products or services may cause the market price of our common stock to fluctuate substantially for reasons which may be unrelated to operating results.  These fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our common stock.

At the present time we have no outstanding options or warrants to purchase securities convertible into common stock.  There are 3,000,000 shares of common stock that could be sold by a shareholder according to Rule 144. The 3,000,000 shares that are considered 144 eligible will only qualify once our Company has been fully reporting for at least ninety (90) days.  A brief description of Rule 144 follows:

The common stock sold in this offering will be freely transferable without restrictions or further registration under the Securities Act, except for any shares purchased by an “affiliate.”  An “Affiliate” is a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control of the issuer.  The definition of an "Affiliate" is critical to the operation of Rule 144, promulgated under the Securities Act.  Rule 144 provides for restrictions on the amount of securities that can be sold by an affiliate during a given period of time. In general, pursuant to Rule 144, a shareholder who has satisfied a one year holding period may, under certain circumstances, sell within any three month period a number of securities which does not exceed the great of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale.  Further, Rule 144 permits, under certain circumstances, the sale of securities, without any quantity limitation, by our shareholders who are not affiliates and who have satisfied a one year holding period.

Cash dividends have not been paid during the last three (3) years. In the near future, we intend to retain any earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. The declaration and payment of cash dividends by us are subject to the discretion of our board of directors. Any future determination to pay cash dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant at the time by the board of directors. We are not currently subject to any contractual arrangements that restrict our ability to pay cash dividends.

 We have twenty-seven (27) stockholders of record of our common stock as of December 31, 2007.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer, and the most highly compensated employees and/or executive officers who served at the end of the fiscal years March 31, 2006 and 2007 , and 2008 Year-to-Date and whose salary and bonus exceeded $50,000 for the fiscal years ended March 31, 2006 and 2007 , and 2008 Year-to-Date for services rendered in all capacities to us. The listed individuals shall be hereinafter referred to as the "Named Executive Officers."

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Table 8.0 Summary Compensation

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Com-pensation ($)	Non-Qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Chris Lai Fong Ng,[1] President and CEO, CFO, Director	2008 YTD[2]	40,000							40,000
	2007	60,000	5,000	-0-	-0-	-0-	-0-	-0-	65,000
	2006	60,000	1,038	-0-	-0-	-0-	-0-	-0-	61,038

[1]There is no employment contract with Ms. Ng at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

2” YTD (“Year To Date”) information is as of the current financial statement reporting period.  Our fiscal year end is March 31, thus our 2008 fiscal year-end is March 31, 2008.

Table 9.0 Outstanding equity awards for 2006 & 2007

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value Of Shares Of Units Of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Chris Lai Fong Ng, CEO/President/ Director	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Compensation of Directors

We have no standard arrangement to compensate directors for their services in their capacity as directors. Directors are not paid for meetings attended. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Table 10.0 Director Compensation for 2006 & 2007

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Chris Lai Fong Ng, CEO/President/Director	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Additional Compensation of Directors

All of our directors are unpaid. Compensation for the future will be determined when and if additional funding is obtained.

Board of Directors and Committees

Currently, our Board of Directors consists of Ms. Chris Lai Fong Ng.  We are not actively seeking additional board members. At present, the Board of Directors has not established any committees.

Employment Agreements

Currently, we have no employment agreements with any of our Directors or Officers.

DISCLOSURE CONTROLS AND PROCEDURES

Our Board of Directors believes that our Chairman/President, Chris Lai Fong Ng, has developed disclosure controls and procedures that are in keeping with the intent of the regulations. As our CEO/President with over eight (8) years of business experience and experience in coordinating financial information for statements with company accountants, Ms. Ng as the full Board of Directors find the Company’s disclosure controls and procedures to meet or exceed those required.  Management has the responsibility for establishing and maintaining adequate controls over the financial reporting of our Company.  Our controls and procedures include, without limitation, those designed to ensure that information to be disclosed is recorded, processed, summarized and reported within the appropriate time periods and that the information is communicated to management, including its principal executive officer and principal financial officer, as appropriate, regarding timely disclosure.

INTERNAL CONTROL OVER FINANCIAL REPORTING

Our CEO/President, Chris Lai Fong Ng will be providing a full financial reporting and accounting of the Company according to the Generally Accepted Accounting Principles and guidelines established by the American Institute of Certified Public Accountants. The Board of Directors has found no weakness in the controls that have been established and believes that the semi-annual monitoring by the full Board of Directors will keep those who invest in our Company fully informed of the true financial status of the Company at all times. Should there be a change in our internal control over financial reporting, this change or changes will be made available in our reports filed with the Securities and Exchange Commission.

CODE OF ETHICS

We have adopted a code of ethics as of September 30, 2007 that applies to our principal executive officer, principal financial officer, and principal accounting officer as well as our employees.  Our standards are in writing and will be posted on our website once our

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

site is operational.  Our complete Code of Ethics has been attached to this registration statement as an exhibit.  Our annual report filed with the Securities Exchange Commission will set forth the manner in which a copy of our code may be requested at no charge.  The following is a summation of the key points of the Code of Ethics we adopted:

•

Honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

Full, fair, accurate, timely, and understandable disclosure reports and documents that a small business issuer files with, or submits to, the Commission and in other public communications made by our Company;

•

Full compliance with applicable government laws, rules and regulations;

•

The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•

Accountability for adherence to the code.

EXPERTS

Certain of the financial statements of China Beauty Group, Inc. included in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited by Madsen & Associates, C.P.A., Inc., independent certified public accountant, whose reports thereon appear elsewhere herein and in the registration statement.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On December 4, 2007, we engaged Madsen & Associates, C.P.A., Inc., ("Madsen ") as our independent auditor. They are our first auditor and we have had no disagreements with Madsen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, in connection with its reports.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for China Beauty Group, Inc. by Harrison Law, P.A., 6860 Gulfport Blvd. South, No. 162, South Pasadena, Florida, 33707.

WHERE YOU CAN FIND FURTHER INFORMATION

China Beauty Group, Inc. will be subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, or information statements and other information with the Securities and Exchange Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street N. E., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. The address of the Commission’s web site is http://www.sec.gov.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

China Beauty Group, Inc. has filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended with respect to the common stock being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to China Beauty Group, Inc. and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission’s web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Link to Financial Statements Contents

FINANCIAL STATEMENTS

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Link to Financial Statements Contents

MADSEN & ASSOCIATES CPA’S, INC.

684 EAST VINE STREET STE 3

SALT LAKE CITY, UTAH   84107

(801) 268-2632

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of China Beauty Group, Inc.

We have reviewed the accompanying balance sheet of China Beauty Group, Inc. as of September 30, 2007, and the related statements of income, stockholders’ equity, and cash flows for the six months ended September 30, 2007. These financial statements are the responsibility of the company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

s/Madsen & Associates CPA’s, Inc.

Madsen & Associates CPA’s, Inc.

Salt Lake City, Utah   84107

December 20, 2007

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Link to Financial Statements Contents

CHINA BEAUTY GROUP, INC.

BALANCE SHEET

At September 30, 2007 and 2006

	September 30, 2007	September 30, 2006
ASSETS
CURRENT ASSETS
Cash and cash equivalent	$6,473	$18,955
Accounts receivable	244,315	116,977
Inventories	175,017	107,368
Tax recoverable	-	896
Deposits and prepayment	32,192	18,140
Total current assets	457,997	262,336

PLANT & EQUIPMENT
At cost:
Furniture, fixtures and equipment	56,099	51,375
Leasehold improvements	34,685	34,685
Less: Accumulated depreciation
Furniture, fixtures and equipment	(37,757)	(26,270)
Leasehold improvements	(17,244)	(10,303)
Total plant & equipment, net	35,783	49,487

DUE FROM A DIRECTOR	83,192	187,968

TOTAL ASSETS	$576,972	$499,791

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
CURRENT LIABILITIES
Bank overdraft	$45,010	$45,455
Bank and other loans	154,074	152,500
Accounts payable	37,672	27,829
Accrued expenses	35,341	31,717
Deferred revenue	230,587	200,766
Taxes payable	6,063	-
Total liabilities	508,747	458,267

STOCKHOLDERS’ EQUITY
Common stock, par value 0.001, 500,000,000 shares authorized; 4,000,000 shares issued and outstanding as of September 30,	4,000	4,000
Additional paid in capital	(2,718)	(2,718)
Retained earnings	66,943	40,242

TOTAL STOCKHOLDERS’ EQUITY	68,225	41,524
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$576,972	$499,791

See the accompanying notes and accountant’s report.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Link to Financial Statements Contents

CHINA BEAUTY GROUP, INC.

STATEMENT OF INCOME

For The Six Month Period s Ended September 30, 2007 and 2006

	For the 6 months ended September 30, 2007	For the 6 months ended September 30, 2006

REVENUE
Beauty products	$321,947	$315,672
Equipments	329,163	196,209
Health products	4,494	2,176
TOTAL REVENUE	655,604	514,057

Cost of goods sold
Beauty products	180,823	85,888
Equipments	98,382	59,949
Health products	2,234	1,484
Total cost of goods sold	281,439	147,321

GROSS PROFIT	374,165	366,736

CONSOLIDATED OPERATING EXPENSES
Selling
Advertising and exhibition	11,742	31,282
Commissions paid to staff	23,370	26,852
Packing materials	1,362	5,739
Declaration	88	61
Transportation	2,398	8,663
TOTAL SELLING EXPENSES	38,960	72,597

GENERAL & ADMINISTRATIVE
Accountancy fee	-	192
Bank charges	7,332	9,122
Building management fee and rates	2,287	2,177
Office consumables	5,617	947
Depreciation	9,056	8,532
Director remuneration	30,000	30,000
Mandatory provident fund contributions - director	769	769
Donation	731	77
Entertainment	3,239	1,809
Insurance	10,845	4,204
Legal and professional fee	64	-
Local traveling	1,730	2,449
Mandatory provident fund contributions	5,624	5,031
Office supplies	54	-
Operating lease rental expenses – land and buildings	41,702	38,071
Postage and courier	15,089	8,984
Printing and stationery	9,264	10,844
Repair and maintenance	1,133	31
Salary and allowances	121,560	105,596
Company secretarial fee	1,115	679
Staff training	103	1,731
Staff medical	62	1,757

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Link to Financial Statements Contents

Staff messing	4,261	436
Sundry expenses	10,591	19,543
Telephone	3,538	3,729
Transportation	-	8,704
Traveling - overseas	13,977	14,579
Water and electricity	5,882	5,358
TOTAL GENERAL & ADMINISTRATIVE EXPENSES	305,625	285,351

NET INCOME FROM OPERATIONS	29,580	8,788

OTHER INCOME (EXPENSE)
Interest expense	(13,115)	(4,335)
Interest income	6	19
Sundry income	6	163
TOTAL OTHER INCOME (EXPENSE)	(13,103)	(4,153)

NET INCOME BEFORE INCOME TAXES	16,477	4,635

PROVISION FOR TAXATION	(2,883)	-

NET INCOME	$13,594	$4,635

NET INCOME PER SHARE, BASIC AND DILUTED	$-	$-

WEIGHTED AVERAGE NUMBER OF SHARES	4,000,000	4,000,000

See the accompanying notes and accountant’s report.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Link to Financial Statements Contents

CHINA BEAUTY GROUP, INC.

STATEMENT OF CHANGES IN SHAREHOLDER EQUITY

For The Six Month Period Ended September 30, 2007

	Share capital	Additional paid in capital	Retained earnings	Total equity

Balance at April 1, 2007	$4,000	$(2,718)	$53,349	$54,631

Net profit for the 6 months ended September 30, 2007	-	-	13,594	13,594

Balance at September 30, 2007	$4,000	$(2,718)	$66,943	$68,225

See the accompanying notes and accountant’s report.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Link to Financial Statements Contents

CHINA BEAUTY GROUP, INC.

STATEMENT OF CASH FLOW

For The Six Month Period s Ended September 30, 2007 and 2006

Cash Flows From Operating Activities:	For the 6 months ended September 30, 2007	For the 6 months ended September 30, 2006
Net income	$13,594	$4,635
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation	9,056	8,532
Changes in operating Assets and liabilities:
Increase in accounts receivable	(87,459)	(74,234)
Increase in amount due from a director	(47,037)	(30,404)
Decrease in inventories	105,881	(49,837)
Increase in deposits and prepayments	(10,358)	(6,274)
Decrease in accounts payable	(10,136)	(5,604)
Decrease in accruals and provisions	(10,878)	(569)
Increase in taxes payable	2,883	-
Decrease in bank overdraft	(11,298)	45,455
Decrease in deferred income	(27,772)	49,989
Net cash used in operating activities	(73,524)	(58,311)

Cash Flows From Investing Activities:
Purchase of property, plant and equipment	(1,263)	(5,034)
Net cash used In investing activities	(1,263)	(5,034)

Cash Flows From Financing Activities:
Net proceeds from bank and other loans	80,817	75,403
Repayment of obligation under finance lease	-	(1,244)
Net cash generated from financing activities	80,817	74,159

Net Increase in cash	6,030	10,814

Cash and cash equivalents at April 1, 2007	443	8,141

Cash and cash equivalents at September 30, 2007	$6,473	$18,955

Cash Paid for Interest	(13,115)	(4,335)

See the accompanying notes and accountant’s report.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Link to Financial Statements Contents

CHINA BEAUTY GROUP, INC.

Notes to Financial Statements

For The Six Month Periods Ended September 30, 2007 and 2006

NOTE 1 - ORGANIZATION AND PRINCIPAL ACTIVITIES

China Beauty Group, Inc., (the “Company”) was originally incorporated under the laws of Hong Kong on November 5, 2001 as First Lotus Company Limited.  On September 27, 2007 the Company formed a British Virgin Islands corporation under the name of Beautilink Corporation for the purpose of re-domiciling the Company to the United States.  To complete the re-domiciling of the corporation to the United States a Florida corporation, China Beauty Group, Inc. was formed on October 29, 2007.  China Beauty Group, Inc. became the legal entity of the Company while the original business of First Lotus Company Limited survives.

The principal activity of the Company is the sale of skin care products.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Economic and Political Risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

The Company’s major operations in Hong Kong are subject to considerations and significant risks typically associated with companies in Western Europe. These include risks associated with, among others, the political, economic, and legal environment. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things.

(b)

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

(c)

Accounts Receivable

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred. There were no bad debt s written off for the six month periods ended September 30, 2007 and 2006 ..

(d)

Inventories

Inventories consisting of goods for resale are stated at the lower of cost or net realizable value. Inventory costs are calculated using a weighted average, first in first out (FIFO) method of accounting.

(e)

Plant and Equipment

Plant and equipment are carried at cost less accumulated depreciation. The cost of maintenance and repairs is charged to the statement of operations as incurred, whereas significant renewals and betterments are capitalized. The cost and the related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of operations.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Link to Financial Statements Contents

CHINA BEAUTY GROUP, INC.

Notes to Financial Statements

For The Six Month Periods Ended September 30, 2007 and 2006

(Continued)

(f)

Depreciation and Amortization

The Company provides for depreciation of plant and equipment principally by use of the straight-line method for financial reporting purposes. Plant and equipment are depreciated over the following estimated useful lives:

Furniture, fixtures and equipment

5 years

Leasehold improvement

Over the shorter of lease terms or 5 years

The depreciation expense s for the six month periods ended September 30, 2007 and 2006 amounted to $9,056 and $8,532 respectively.

(g)   Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. There were no impairments of long-lived assets for the six month periods ended September 30, 2007 and 2006.

(h) Income Tax

The Company has adopted the provisions of statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which incorporates the use of the asset and liability approach of accounting for income taxes. The Company allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

In accordance with the relevant tax laws and regulations of Hong Kong, the corporation income tax rate applicable is 17.5%.

The Company's income tax expense for the six month periods ended September 30, 2007 and 2006 were $2,883 and $nil respectively.

(i) Fair Value of Financial Instruments

The carrying amounts of the Company's cash, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short maturity of these items. Accordingly, no computation or adjustment to fair value has been determined.

(j)

Revenue Recognition

Revenue represents the invoiced value of goods sold recognized upon the shipment of goods to customers.   Revenue from the sale of skincare products and equipment is recognized on the transfer of risks and rewards ownership, which generally coincides with the time when the products and equipment are delivered to customers.  Payments that are related to the purchase of skincare products and equipment not yet delivered are deferred and shown as deferred revenue in the balance sheet.  Revenue is recognized when all of the following criteria are met:

a)

Persuasive evidence of an arrangement exists,

b)

Delivery has occurred or services have been rendered,

c)

The seller's price to the buyer is fixed or determinable, and

d)

Collectibility is reasonably assured.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Link to Financial Statements Contents

CHINA BEAUTY GROUP, INC.

Notes to Financial Statements

For The Six Month Periods Ended September 30, 2007 and 2006

(Continued)

(k)

Earnings Per Share

Basic earnings per share are computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the year. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  As of September 30, 2007 and 2006 , there were no common share equivalents outstanding.

(l)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

(m)

 Retirement Benefits

Hong Kong mandates companies to operate a mandatory provident fund scheme, which is available to all employees in Hong Kong. Both the Company and the employees are required to contribute 5% (subject to an aggregate amount of $256) per month of the employees’ relevant income.  Contributions from the Company are 100% vested in the employees as soon as they are paid to the scheme.  Contributions to the scheme are expensed in the statement of operations as they become payable in accordance with the rules of the scheme.  The assets of the scheme are held separately from those of the Company and managed by independent professional fund managers.  The Company provides no other retirement benefits to its employees.

(n)

Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements.  Comprehensive income includes net income after taxation and the foreign currency translation gain

(o) Foreign Currency Translation

The accompanying financial statements are presented in United States dollars (US$). The functional currency of the Company is the Hong Kong dollar (HK$). Capital accounts of the financial statements are translated into United States dollars from HK$ at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the year.  The translation rates are as follows:

	September 30, 2007	September 30, 2006

Six month period ended September 30 HK$ : US$ exchange rate	0.12821	0.12821
Average period HK$ : US$ exchange rate	0.12821	0.12821

The net effect of the foreign currency exchange translations on the Balance Sheet, Statement of Income and Cash Flows is not material and has not been disclosed separately in the financial statements.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Link to Financial Statements Contents

CHINA BEAUTY GROUP, INC.

Notes to Financial Statements

For The Six Month Periods Ended September 30, 2007 and 2006

(Continued)

(p) Recent Accounting Pronouncements

Below is a listing of the most recent accounting standards SFAS 150-154 and their effect on the Company.

Statement No. 150

Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (Issued 5/03)

This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

Statement No. 151

Inventory Costs-an amendment of ARB No. 43, Chapter 4 (Issued 11/04)

This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage).  Paragraph 5 of ARB 43, Chapter 4, previously stated that “…under some circumstances, items such as idle facility expense, excessive spoilage, double freight and re-handling costs may be so abnormal ass to require treatment as current period charges….” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.”  In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.

Statement No. 152

Accounting for Real Estate Time-Sharing Transactions (an amendment of FASB Statements No. 66 and 67)

This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions.

This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, states that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions.  The accounting for those operations and costs is subject to the guidance in SOP 04-2.

Statement No. 153

Exchanges of Non-monetary Assets (an amendment of APB Opinion No. 29)

The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged.  The guidance in that Opinion, however, includes certain exceptions to the principle.  This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assts and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance.  A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Link to Financial Statements Contents

CHINA BEAUTY GROUP, INC.

Notes to Financial Statements

For The Six Month Periods Ended September 30, 2007 and 2006

(Continued)

Statement No. 154

Accounting Changes and Error Corrections (a replacement of APB Opinion No. 20 and FASB Statement No. 3)

This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

The Company does not expect that the adoption of other recent accounting pronouncements to have any material impact on its financial statements.

NOTE 3 – ACCOUNTS RECEIVABLE AND CONCENTRATION OF CREDIT RISK

Accounts receivable as of September 30, 2007 and 2006 amounted to $244,315 and $116,977 respectively.  There were no allowance s for doubtful accounts as of September 30, 2007 and 2006 ..

The Company has no significant off-balance sheet concentration of credit risk such as foreign exchange contracts, options contracts or other foreign currency hedging arrangements. The Company does not have financial instruments which subject the Company to a concentration of credit risk. The Company regularly monitors the creditworthiness of its customers and believes that it has adequately provided for exposure to potential credit losses.

NOTE 4 – INVENTORIES

Inventories consisting of goods for resale are stated at the lower of weighted average cost or net realizable value.

NOTE 5 – DEPOSITS AND PREPAYMENTS

Deposits consist of payments and deposits made by the Company to third parties in the normal course of business operations with no interest being charged and no fixed repayment terms. These payments are made for the purchase of goods, utility deposits, rental deposits and building management fee deposits that are used by the Company for its current operations.

The Company evaluates the amounts recorded as deposits and prepaid expenses on a periodic basis and records a charge to the current operations of the Company when the related expense has been incurred or when the amounts reported as other receivables is no longer deemed to be collectible by the Company.

Deposits and prepayments as of September 30, 2007 and 2006 were summarized as follows:

	As of September 30, 2007	As of September 30, 2006
Deposit for goods	$19,309	$6,274
Rental deposits	8,309	8,309
Management fees deposits	352	301
Utility deposits	3,256	3,256
Sundry deposits	966	-
Total	$32,192	$18,140

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Link to Financial Statements Contents

CHINA BEAUTY GROUP, INC.

Notes to Financial Statements

For The Six Month Periods Ended September 30, 2007 and 2006

 (Continued)

NOTE 6 –   PLANT AND EQUIPMENT

Plant and equipment of the Company consist primarily of furniture, fixtures and equipment and leasehold improvements owned and by the Company. Plant and equipment as of September 30, 2007 and 2006 were summarized as follows:

	As of September 30, 2007	As of September 30, 2006
At cost:
Furniture, fixtures and equipment	56,099	51,375
Leasehold improvements	34,685	34,685
	90,784	86,060

Less: Accumulated depreciation
Furniture, fixtures and equipment	37,757	26,270
Leasehold improvements	17,244	10,303
	55,001	36,573

Plant and equipment , net	$35,783	$49,487

Depreciation expense s for the six month periods ended September 30, 2007 and 2006 were $9,056 and $8,532 respectively.

NOTE 7 – INCOME TAX AND DEFERRED TAX LIABILITIES

(a)  Corporation Income Tax ("CIT")

In accordance with the relevant tax laws and regulations of Hong Kong, the statutory corporate income tax rate is 17.5% for the six month periods ended September 30, 2007 and 2006 ..

The actual and effective corporate income tax was 17.50% for the six month periods ended September 30, 2007 and 2006.  The Company's income tax expenses for the six month periods ended September 30, 2007 and 2006 were $2,883 and $nil respectively.

The Company's actual tax expense equals the "expected" tax expense s for the six month periods ended September 30, 2007 and 2006 (computed by applying the CIT rate of 17.5% to net profits of the Company).

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Link to Financial Statements Contents

CHINA BEAUTY GROUP, INC.

Notes to Financial Statements

For The Six Month Periods Ended September 30, 2007 and 2006

(Continued)

The provisions for income taxes for the six month periods ended September 30, 2007 and 2006 were summarized as follows:

	As of September 30, 2007	As of September 30, 2006

Current	$2,883	$-
Deferred	-	-

TOTAL	$2,883	$-

There were no other material timing differences between reported book or financial income and income computed for income tax purposes for six month periods ended September 30, 2007 and 2006.  Therefore, the Company has made no adjustment for deferred tax assets or liabilities.

NOTE 8 – BANK LOANS AND OTHER LOANS

Bank loans include lines of credit and installment loans.  Other loans included installment loans provided by a finance company.  The Company has borrowed funds from a bank under a line of credit arrangement.  The Company has reported these amounts as bank overdrafts at September 30, 2007 and 2006 ..  These overdrafts are personally guaranteed by the directors of the Company.  The balance s owed as of September 30, 2007 and 2006 are summarized as follows:

Name of bank	Interest rate	As of September 30, 2007	As of September 30, 2006

HSBC	18.00%	$45,010	$45,455

TOTAL		$45,010	$45,455

The bank facilities drawn down by the Company as at September 30, 2007 and 2006 were the overdraft used by the Company.  The bank facility was personally guaranteed by the directors of the Company.

Bank loans and other loans of the Company as of September 30, 2007 and 2006 were summarized as follows:

Name of banks / finance company	Interest rate	As of September 30, 2007	As of September 30, 2006

Standard Chartered Bank	15.86%	$86,667	$85,702
Hitachi Capital (HK) Limited	8.11%	67,407	66,798

TOTAL		$154,074	$152,500
Less:
Repayable after one year but within two years		-	-
Repayable after two years but within five years		-	-

Current portion		$154,074	$152,500

Interest expense s for all outstanding debt were $13,115 and $4,335 for the six month periods ended September 30, 2007 and 2006 respectively.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Link to Financial Statements Contents

CHINA BEAUTY GROUP, INC.

Notes to Financial Statements

For The Six Month Periods Ended September 30, 2007 and 2006

(Continued)

NOTE 9 – RELATED PARTY TRANSACTIONS

	As of September 30, 2007	As of September 30, 2006

Amount due from a director
Ng Lai Fong Chris	$83,192	$187,968

Purchase from a related company
Perfect Mark Company	$373,454	$-

Due from a director consisted of advances to a director and payments on behalf of a director by the Company.  Due from a director was unsecured and interest free with no fixed payment terms.

During the six month period ended September 30, 2007, the Company purchased skin care products and consumables from a related company, Perfect Mark Company, in which Ng Lai Fong, Chris is the sole-proprietor.  The purchases from Perfect Mark Company were transacted at the cost of goods of Perfect Mark Company.  There was no related party transaction during the six month period ended September 30, 2006.

NOTE 10 – DEFERRED INCOME

The deferred income balance s as of September 30, 2007 and 2006 were $230,587 and $200,766 respectively.  Deferred income represented amounts invoiced to its customers for sales of goods but were deferred as the sales process was deemed not completed in accordance with the accounting policy in note 2(j).

NOTE 12 – COMMON STOCK

The Company has 500,000,000 shares of common shares authorized at a par value of $.001.  As of September 30, 2007 and 2006 , the Company has a total 4,000,000 shares of common stock issued and outstanding.

NOTE 13 – CONTINGENCIES AND COMMITMENTS

Operating lease commitments

As of September 30, 2007 and 2006 , the Company had arranged non-cancelable operating leases with third parties for its office and warehouse in Hong Kong.  The expected annual lease payments under these operating leases  were as follows:

	As of September 30, 2007	As of September 30, 2006
For the six month period ended September 30,
2007	$-	$24,929
2008	10,618	32,214
2009	-	-

TOTAL	$10,618	$57,143

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Link to Financial Statements Contents

CHINA BEAUTY GROUP, INC.

Notes to Financial Statements

For The Six Month Periods Ended September 30, 2007 and 2006

(Continued)

NOTE 14 – SUBSEQUENT EVENTS

The Company was originally incorporated under the laws of Hong Kong on November 5, 2001.  On September 27, 2007 the Company formed a British Virgin Islands corporation under the name of Beautilink Corporation for the purpose of re-domiciling the Company to the United States.  A share exchange was completed by and between the Hong Kong Corporation and the British Virgin Islands Corporation Beautilink Corporation.

As part of the share exchange between the two (2) shareholders of the Hong Kong Corporation and the British Virgin Islands Corporation an additional 11,800 shares of common stock were issued to the shareholders of the Hong Kong Corporation at the price of $1.00 per share.  Additional 12,500 shares were issued to twenty-five (25) additional investors at the purchase price of $4.00 per share.  These additional issuances of common stock brought the total issued and outstanding shares of common stock to 50,000 at September 27, 2007.

To complete the re-domiciling of the corporation to the United States a Florida corporation, China Beauty Group, Inc. was formed on October 29, 2007.  China Beauty Group, Inc. is authorized 500,000,000 common shares at a par value of $.001.  A share exchange by and between the Florida corporation and the British Islands corporation increased the total shares issued and outstanding to 4,000,000.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Link to Financial Statements Contents

MADSEN & ASSOCIATES CPA’S, INC.

684 EAST VINE STREET STE 3

SALT LAKE CITY, UTAH   84107

(801) 268-2632

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors and
Stockholders of China Beauty Group, Inc.

We have audited the accompanying balance sheets of China Beauty Group, Inc. as of March 31, 2007 and 2006, and the related statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years ended March 31, 2007 and 2006. China Beauty Group, Inc’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Beauty Group, Inc. as of March 31, 2007 and 2006, and the results of its operations and its cash flows for each of the years ended March 31, 2007 and 2006 in conformity with accounting principles generally accepted in the United States of America.

Madsen & Associates CPA’s, Inc.

Madsen & Associates CPA’s, Inc.

Salt Lake City, Utah

December 19, 2007

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Link to Financial Statements Contents

CHINA BEAUTY GROUP, INC.

BALANCE SHEET

March 31, 2007 and 2006

	March 31, 2007	March 31, 2006
ASSETS
CURRENT ASSETS
Cash and cash equivalent	$443	$8,141
Accounts receivable	156,856	42,743
Inventories	280,898	57,531
Taxes recoverable	-	896
Deposits and prepayments	21,834	11,866
Total Current Assets	460,031	121,177

PLANT & EQUIPMENT
At cost:
Furniture, fixtures and equipment	54,836	46,835
Leasehold improvements	34,685	34,190
Less: Accumulated depreciation
Furniture, fixtures and equipment	(32,170)	(21,203)
Leasehold improvements	(13,775)	(6,837)
Total Plant & Equipment, Net	43,576	52,985

DUE FROM A DIRECTOR	36,155	157,564

TOTAL ASSETS	$539,762	$331,726

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
CURRENT LIABILITIES
Bank overdraft	$56,308	$-
Bank and other loans – current portion	73,257	57,206
Accounts payable	47,808	33,433
Accrued expenses	46,219	32,286
Obligation under finance lease	-	1,244
Deferred revenue	258,359	150,777
Tax payable	3,180	-
Total Current Liabilities	485,131	274,946

LONG TERM LIABILITIES
Long Term liability – Bank and other loans	-	19,891
Total Long Term Liabilities	-	19,891

TOTAL LIABILITIES	485,131	294,837

STOCKHOLDERS’ EQUITY
Common stock, par value $0.001, 500,000,000 shares authorized; 4,000,000 shares issued and outstanding as of March 31,	4,000	4,000
Additional paid in capital	(2,718)	(2,718)
Retained earnings	53,349	35,607

TOTAL STOCKHOLDERS’ EQUITY	54,631	36,889

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$539,762	$331,726

See the accompanying notes and accountant’s report.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Link to Financial Statements Contents

CHINA BEAUTY GROUP, INC.

STATEMENT OF INCOME

For The Year s Ended March 31, 2007 and 2006

	For the year ended March 31, 2007	For the year ended March 31, 2006
REVENUE
Beauty products	$657,336	$513,917
Equipment	416,622	385,285
Health products	3,782	5,211
TOTAL REVENUE	1,077,740	904,413

COST OF GOODS SOLD
Beauty products	113,170	111,676
Equipment	114,299	98,567
Health products	1,689	2,207
TOTAL COST OF GOODS SOLD	229,158	212,450

GROSS PROFIT	848,582	691,963

CONSOLIDATED OPERATING EXPENSES
Selling
Advertising and exhibition	75,352	70,000
Commissions paid to staff	59,596	66,733
Packing materials	11,144	27,475
Declaration	156	106
Transportation	18,523	33,444
Total Selling Expenses	164,771	197,758

General And Administrative
Accountancy fee	6,667	103
Auditor’s remuneration	5,128	1,795
Bank charges	17,027	13,937
Building management fee and rates	4,925	4,526
Business registration fee	333	333
Office consumables	4,151	-
Depreciation	17,904	16,205
Director remuneration	81,015	75,973
Mandatory provident fund contributions - director	2,339	2,087
Director quarter expenses	22,692	5,769
Donation	485	-
Entertainment	22,591	604
Exchange difference	8,895	-
Insurance	5,173	914
Legal and professional fee	5,575	5,134
Local traveling	4,376	2,973
Mandatory provident fund contributions	12,602	9,424
Office supplies	4,252	-
Medical expenses	-	1,366
Operating lease rental expenses – land and buildings	57,081	45,187

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Link to Financial Statements Contents

Postage and courier	19,400	12,009
Printing and stationery	28,292	27,811
Repair and maintenance	635	391
Salary and allowances	219,555	163,351
Company secretarial fee	981	263
Staff training	1,349	13,466
Staff medical	2,914	-
Staff messing	8,267	-
Sundry expenses	15,315	19,619
Telephone	6,707	4,735
Testing fee	2,513	-
Travel	52,202	21,908
Water and electricity	9,817	7,376
TOTAL GENERAL AND ADMINISTRATIVE EXPENSES	651,158	457,259

NET INCOME FROM OPERATIONS	32,653	36,946

OTHER INCOME (EXPENSE)
Interest Expense	(12,069)	(15,678)
Sundry income	290	-
Loss On Disposal of Plant and Equipment	-	(18,718)
Interest Income	48	62
TOTAL OTHER INCOME (EXPENSE)	(11,731)	(34,334)

NET INCOME BEFORE INCOME TAXES	20,922	2,612

PROVISION FOR TAXATION	(3,180)	-

NET INCOME	17,742	2,612

NET INCOME PER SHARE, BASIC AND DILUTED	-	-

WEIGHTED AVERAGE NUMBER OF SHARES	4,000,000	4,000,000

See accompanying notes and accountant’s report.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Link to Financial Statements Contents

CHINA BEAUTY GROUP, INC.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

For The Year s Ended March 31, 2007 and 2006

	Share capital	Additional paid in capital	Retained earnings	Total equity

Balance at 1 April 2005 (Assumes completion of re-domicile to State of Florida)	$4,000	$(2,718)	$32,995	$34,277

Net profit for the year	-	-	2,612	2,612

Balance at 31 March 2006	$4,000	$(2,718)	$35,607	$36,889

Net profit for the year	-	-	17,742	17,742

Balance at 31 March 2007	$4,000	$(2,718)	$53,349	$54,631

See the accompanying notes and accountant’s report.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Link to Financial Statements Contents

CHINA BEAUTY GROUP, INC.

STATEMENT OF CASH FLOWS

For The Year s Ended March 31, 2007 and 2006

	For the year ended March 31, 2007	For the year ended March 31, 2006

Cash Flows From Operating Activities:
Net Income	$20,922	$2,612
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation	17,904	16,205
Loss on disposal of plant and equipment		18,718
Changes in operating Assets and liabilities:
(Increase)/ Decrease in accounts receivable	(114,113)	48,310
Decrease/(increase) in amount due from a director	121,409	(138,397)
Increase/(decrease) in inventories	(223,367)	1,237
Increase in deposits and prepayments	(9,968)	(1,252)
(Increase)/ Decrease in accounts payable	14,375	(22,488)
Increase in accruals and provisions	13,933	7,491
Increase in deferred income	107,582	138,150
Increase in bank overdraft	56,308	-
Decrease/(increase) in tax recoverable	896	(896)
Net Cash Provided From Operating Activities	5,881	69,690

Cash Flows From Investing Activities:
Purchase of property, plant and equipment	(8,495)	(49,273)
Net Cash Used In Investing Activities	(8,495)	(49,273)

Cash Flows From Financing Activities:
Net advances from bank and other loans	(3,840)	17,133
Net repayment of obligation under finance lease	(1,244)	(19,462)
Net Cash Used In Financing Activities	(5,084)	(2,329)

Net (decrease)/ increase in cash	(7,698)	18,088

Cash and cash equivalents at Beginning of Year	8,141	(9,947)

Cash and cash equivalents at the End of Year	$443	$8,141

Cash Paid For Interest	(3,381)	(15,678)
Cash Paid For Income Taxes	-	(896)

See the accompanying notes and accountant’s report.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Link to Financial Statements Contents

CHINA BEAUTY GROUP, INC.

Notes to Financial Statements

March 31, 2006 and 2007

NOTE 1 - ORGANIZATION AND PRINCIPAL ACTIVITIES

China Beauty Group, Inc., (the “Company”) was originally incorporated under the laws of Hong Kong on November 5, 2001 as First Lotus Company Limited.  On September 27, 2007 the Company formed a British Virgin Islands corporation under the name of Beautilink Corporation for the purpose of re-domiciling the Company to the United States.  To complete the re-domiciling of the corporation to the United States a Florida corporation, China Beauty Group, Inc. was formed on October 29, 2007.  China Beauty Group, Inc. became the legal entity of the Company while the original business of First Lotus Company Limited survives.

The principal activity of the Company is the sale of skin care products.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Economic and Political Risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

The Company’s major operations in Hong Kong are subject to considerations and significant risks typically associated with companies in Western Europe. These include risks associated with, among others, the political, economic, and legal environment. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things.

(b) Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

(c) Accounts Receivable

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred. There were no bad debts written off for the year s ended March 31, 2007 and 2006.

(d) Inventories

Inventories consisting of goods for resale are stated at the lower of cost or net realizable value. Inventory costs are calculated using a weighted average, first in first out (FIFO) method of accounting.   The accounting policy of “7% promotional help” is reflected in the accounting policy for inventories that “the inventories are stated at the lower of weighted average cost or net realizable value”.

The “7% promotional help” represents the promotional incentive given by MAVI Sud that China Beauty Group, Inc. pays US $100 and MAVI Sud will deliver the goods to China Beauty (non-promotional items) with a value of US $107.

(e) Plant and Equipment

Plant and equipment are carried at cost less accumulated depreciation. The cost of maintenance and repairs is charged to the statement of operations as incurred, whereas significant renewals and betterments are capitalized. The cost and the related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of operations.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Link to Financial Statements Contents

CHINA BEAUTY GROUP, INC.

Notes to Financial Statements

March 31, 2006 and 2007

(Continued)

(f) Depreciation and Amortization

The Company provides for depreciation of plant and equipment principally by use of the straight-line method for financial reporting purposes. Plant and equipment are depreciated over the following estimated useful lives:

Furniture, fixtures and equipment

5 years

Leasehold improvement

Over the shorter of lease terms or 5 years

The depreciation expense for the year s ended March 31, 2007 and 2006 amounted to $17,904 and $16,205 respectively.

(g) Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

There were no impairments of long-lived assets for the years ended March 31, 2007 and 2006.

(h) Income Tax

The Company has adopted the provisions of statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which incorporates the use of the asset and liability approach of accounting for income taxes. The Company allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

In accordance with the relevant tax laws and regulations of Hong Kong, the corporation income tax rate applicable is 17.5%.  The Company’s income tax expenses for years ended March 31, 2007 and 2006 amounted to $3,180 and $nil respectively.

(i) Fair Value of Financial Instruments

The carrying amounts of the Company's cash, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short maturity of these items. Accordingly, no computation or adjustment to fair value has been determined.

(j) Revenue Recognition

Revenue represents the invoiced value of goods sold recognized upon the shipment of goods to customers. Revenue from the sale of skincare products and equipment is recognized on the transfer of risks and rewards ownership, which generally coincides with the time when the products and equipment are delivered to customers.  Payments that are related to the purchase of skincare products and equipment not yet delivered are deferred and shown as deferred revenue in the balance sheet.  Revenue is recognized when all of the following criteria are met:

a)

Persuasive evidence of an arrangement exists,

b)

Delivery has occurred or services have been rendered,

c)

The seller's price to the buyer is fixed or determinable, and

d)

Collectibility is reasonably assured.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Link to Financial Statements Contents

CHINA BEAUTY GROUP, INC.

Notes to Financial Statements

March 31, 2006 and 2007

(Continued)

All deferred income of $258,359 at March 31, 2007 represented the amounts invoiced to customers for sales of skin care products but were deferred as the products were not delivered to customers.

Most customers of the Company are salons and beauty shops, and these customers usually order skin care products in bulk quantities.  To promote and attract more customers, the Company allows piecemeal deliveries to its customers to minimize the expiration of the skin care products.  The Company receives money for the total sale in advance.

When the physical products are delivered to the customers, the amount of the products delivered is recognized as revenue.

During the six month period ended September 30, 2007, skin care products amounted to $83,852 were delivered to customers and were accounted for as revenue of the Company.

(k) Earnings Per Share

Basic earnings per share are computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the year. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  As of March 31, 2007 and 2006, there were no common shares equivalents outstanding.

(l) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

(m) Retirement Benefits

Hong Kong mandates companies to operate a mandatory provident fund scheme, which is available to all employees in Hong Kong. Both the Company and the employees are required to contribute 5% (subject to an aggregate amount of $256) per month of the employees’ relevant income.  Contributions from the Company are 100% vested in the employees as soon as they are paid to the scheme.  Contributions to the scheme are expensed in the statement of operations as they become payable in accordance with the rules of the scheme.  The assets of the scheme are held separately from those of the Company and managed by independent professional fund managers.  The Company provides no other retirement benefits to its employees.

(n) Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements.  Comprehensive income includes net income after taxation and the foreign currency translation gain.

(o) Foreign Currency Translation

The accompanying financial statements are presented in United States dollars (US$). The functional currency of the Company is the Hong Kong dollar (HK$). Capital accounts of the financial statements are translated into United States dollars from HK$ at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the year.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Link to Financial Statements Contents

CHINA BEAUTY GROUP, INC.

Notes to Financial Statements

March 31, 2006 and 2007

(Continued)

The translation rates were as follows:

	March 31, 2007	March 31, 2006

Year end HK$ : US$ exchange rate	0.12821	0.12821
Average yearly HK$ : US$ exchange rate	0.12821	0.12821

The net effect of the foreign currency exchange translations on the Balance Sheet, Statement of Income and Cash Flows is not material and has not been disclosed separately in the financial statements.

(p) Recent Accounting Pronouncements

Below is a listing of the most recent accounting standards SFAS 150-154 and their effect on the Company.

Statement No. 150

Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (Issued 5/03)

This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

Statement No. 151

Inventory Costs-an amendment of ARB No. 43, Chapter 4 (Issued 11/04)

This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage).  Paragraph 5 of ARB 43, Chapter 4, previously stated that “…under some circumstances, items such as idle facility expense, excessive spoilage, double freight and re-handling costs may be so abnormal ass to require treatment as current period charges….” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.”  In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.

Statement No. 152

Accounting for Real Estate Time-Sharing Transactions (an amendment of FASB Statements No. 66 and 67)

This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions.

This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, states that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions.  The accounting for those operations and costs is subject to the guidance in SOP 04-2.

Statement No. 153

Exchanges of Non-monetary Assets (an amendment of APB Opinion No. 29)

The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged.  The guidance in that Opinion, however, includes certain exceptions to the principle.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Link to Financial Statements Contents

CHINA BEAUTY GROUP, INC.

Notes to Financial Statements

March 31, 2006 and 2007

(Continued)

This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assts and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance.  A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

Statement No. 154

Accounting Changes and Error Corrections (a replacement of APB Opinion No. 20 and FASB Statement No. 3)

This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

The Company does not expect that the adoption of other recent accounting pronouncements to have any material impact on its financial statements.

Statement No. 155

This statement is intended to simplify and make more consistent the accounting for certain financial instruments.

This standard is not expected to have a significant effect on the Company’s future reported financial position or results of operations.

Statement No. 156

This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140.

The adoption of this statement is not expected to have a significant effect on the Company’s future reported financial position or results of operations.

Statement No. 157

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements”.  The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosure about fair value measurements.

The adoption of this statement is not expected to have a material effect on the Company’s future reported financial position or results of operations.

Statement No. 158

This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity.

The adoption of this statement is not expected to have a material effect on the Company’s future reported financial position or results of operations.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Link to Financial Statements Contents

CHINA BEAUTY GROUP, INC.

Notes to Financial Statements

March 31, 2006 and 2007

(Continued)

Statement No. 159

This statement permits entities to choose to measure many financial assets and financial liabilities at fair value.

The adoption of this statement is not expected to have a material effect on the Company’s future reported financial position or results of operations.

In September of 2006 the SEC issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.”  SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements.

The Company does not expect that the adoption of SAB No. 108 will have a material effect on the Company’s future reported financial position or results of operations.

In considering all recent accounting pronouncements issued recently by the FASB, EITF, AICPA or SEC, the Company does not expect that the adoption of any of these accounting pronouncements will have a material effect on the Company’s future reported financial position or results of operations.

NOTE 3 – ACCOUNTS RECEIVABLE AND CONCENTRATION OF CREDIT RISK

Accounts receivable as of March 31, 2007 and 2006 amounted to $156,856 and $42,743 respectively. There were no allowance for doubtful accounts as of March 31, 2007 and 2006 ..

The Company has no off-balance sheet concentration of credit risk such as foreign exchange contracts, options contracts or other foreign currency hedging arrangements. The Company does not have financial instruments which subject the Company to a concentration of credit risk.  At March 31, 2007 and 2006, the two largest customers accounted for 12% and 29% respectively of the Company's account receivables. The Company regularly monitors the creditworthiness of its customers and believes that it has adequately provided for exposure to potential credit losses.

NOTE 4 – INVENTORIES

Inventories consisting of goods for resale are stated at the lower of weighted average cost or net realizable value.

NOTE 5 – DEPOSITS AND PREPAYMENTS

Deposits consist of deposits made by the Company to third parties in the normal course of business operations with no interest being charged and no fixed repayment terms. These payments are made for the utility deposits, rental deposits and management fee deposits that are used by the Company for its current operations.

The Company evaluates the amounts recorded as deposits on a periodic basis and records a charge to the current operations of the Company when the related expense has been incurred or when the amounts reported as other receivables is no longer deemed to be collectible by the Company.  Deposits and prepayments as of March 31, 2007 and 2006 were summarized as follows:

	As of March 31, 2007	As of March 31, 2006

Rental deposits	$8,309	$8,309
Deposit for goods	8,967	-
Management fee deposits	352	301
Utility deposits	3,256	3,256
Sundry deposits	950	-

TOTAL	$21,834	$11,866

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Link to Financial Statements Contents

CHINA BEAUTY GROUP, INC.

Notes to Financial Statements

March 31, 2006 and 2007

(Continued)

NOTE 6 –   PLANT AND EQUIPMENT

Plant and equipment of the Company consist primarily of furniture, fixtures and equipment and leasehold improvements owned and by the Company. Plant and equipment as of March 31, 2007 and 2006 were summarized as follows:

	As of March 31, 2007	As of March 31, 2006

At cost:
Furniture, fixtures and equipment	54,836	46,835
Leasehold improvements	34,685	34,190
	89,521	81,025

Less: Accumulated depreciation
Furniture, fixtures and equipment	32,170	21,203
Leasehold improvements	13,775	6,837
	45,945	28,040

Plant and equipment , net	$43,576	$52,985

Depreciation expense s for the year s ended March 31, 2007 and 2006 were $17,904 and $16,205 respectively.

NOTE 7 – INCOME TAX AND DEFERRED TAX LIABILITIES

(a)  Corporation Income Tax ("CIT")

In accordance with the relevant tax laws and regulations of Hong Kong, the statutory corporate income tax rate is 17.5% for the year s ended March 31, 2007 and 2006.

The actual and effective corporate income tax was 15.2% and 0% for the year s ended March 31, 2007 and 2006 respectively.

The Company's actual tax expense differs from the "expected" tax expense for the year s ended March 31, 2007 and 2006 (computed by applying the CIT rate of 17.5% to net profits of the Company).

	For the year ended March 31, 2007	For the year ended March 31, 2006

Computed "expected" expense	$3,661	$457
Difference due to income and expenditures not taxable or deductible in tax assessment	(8)	(11)
Difference due to calculation of depreciation of plant and equipment in tax assessment	1,323	(1,929)
(Utilization)/ Accumulation of tax losses in tax assessment	(1,796)	1,483

TOTAL	$3,180	$-

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Link to Financial Statements Contents

CHINA BEAUTY GROUP, INC.

Notes to Financial Statements

March 31, 2006 and 2007

(Continued)

The provisions for income taxes for the year s ended March 31 , 2007 and 2006 were summarized as follows:

	As of March 31, 2007	As of March 31, 2006

Current	$3,180	$-
Deferred	-	-

TOTAL	$31,80	$-

There were no other material timing differences between reported book or financial income and income computed for income tax purposes for year s ended March 31, 2007 and 2006.  Therefore, the Company has made no adjustment for deferred tax assets or liabilities.

NOTE 8 – BANK LOANS AND OTHER LOANS

Bank loans include lines of credit and installment loans.  Other loans included installment loans provided by a finance company.  The Company has borrowed funds from a bank under a line of credit agreement.  The Company has reported these amounts as bank overdrafts at March 31, 2007 and 2006 ..  These overdrafts are personally guaranteed by the Directors of the Company.  The balance s owed as of March 31, 2007 and 2006 were summarized as follows:

Name of bank	Interest rate	As of March 31, 2007	As of March 31, 2006

HSBC	18.00%	$56,308	$-

TOTAL		$56,308	$-

The bank facilities drawn down by the Company as at March 31, 2007 and 2006 were the overdraft used by the Company.   T he bank facility was personally guaranteed by the directors of the Company.

Bank loans and other loans of the Company as of March 31, 2007 and 2006 were summarized as follows:

Name of banks / finance company	Interest rate	As of March 31, 2007	As of March 31, 2006

HSBC	15,.86%/7.76%	$53,302	$54,080
Hitachi Capital (HK) Limited	8.11%	19,955	23,017

		$73,257	$77,097
Less:
Repayable after one year but within two years		-	19,891
Repayable after two years but within five years		-	-

Current portion		$73,257	$57,206

Interest expense s for all outstanding debt were $12,069 and $15,678 for the year s ended March 31, 2007 and 2006.

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Link to Financial Statements Contents

CHINA BEAUTY GROUP, INC.

Notes to Financial Statements

March 31, 2006 and 2007

(Continued)

NOTE 9 – RELATED PARTY TRANSACTIONS

	As of March 31, 2007	As of March 31 , 2006

Amount due from a director
Ng Lai Fong Chris	$36,155	$157,564

	For the year ended March 31, 2007	For the year ended March 31, 2006
Purchase from a related company
Perfect Mark Company	$174,760	$-

Due from a director consisted of advances to a director and payments on behalf of a director by the Company.  Due from a director was unsecured and interest free with no fixed payment terms.

During the year ended March 31, 2007, the Company purchased skin care products and consumables from a related company, Perfect Mark Company, in which Ng Lai Fong, Chris is the sole-proprietor.  The purchases from Perfect Mark Company were transacted at the cost of goods of Perfect Mark Company.  There was no related party transaction for the year ended March 31, 2006.

NOTE 10 – FINANCE LEASE

As of March 31, 2006, the Company had outstanding commitments in the amount of $1,244 remaining with respect to its finance operating leases.  The Company has capitalized this finance lease which was entered into for the purchase of office furniture and equipment. This amount due of $1,244 has been recorded as a current liability as the amount is repayable within one year.

NOTE 11 – DEFERRED INCOME

The deferred income balance s as of March 31, 2007 and 2006 amounted to $258,359 and $150,777 respectively.  Deferred income represented amounts invoiced to its customers for sales of goods but were deferred as the sales process was deemed not completed in accordance with the accounting policy in Note 2(j).  During the year, the Company launched more promotional campaigns to attract more customers.

NOTE 12 – COMMON STOCK

The Company has 500,000,000 shares of common shares authorized at a par value of $.001.  As of March 31, 2007 and 2006, the Company has a total 4,000,000 shares of common stock issued and outstanding.

NOTE 13 – CONTINGENCIES AND COMMITMENTS

Operating lease commitments

As of March 31, 2007 and 2006, the Company had arranged non-cancelable operating leases with third parties for its office and warehouse in Hong Kong.  The expected annual lease payments under these operating leases were as follows:

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Link to Financial Statements Contents

CHINA BEAUTY GROUP, INC.

Notes to Financial Statements

March 31, 2006 and 2007

(Continued)

	As of March 31, 2007	As of March 31, 2006
For the year ended March 31,
2007	$-	$59,025
2008	35,559	35,704
2009	-	-

TOTAL	$35,559	$94,729

NOTE 14 – SUBSEQUENT EVENTS

The Company was originally incorporated under the laws of Hong Kong on November 5, 2001.  On September 27, 2007 the Company formed a British Virgin Islands corporation under the name of Beautilink Corporation for the purpose of re-domiciling the Company to the United States.  A share exchange was completed by and between the Hong Kong Corporation and the British Virgin Islands Corporation Beautilink Corporation.

As a part of the share exchange between the two (2) shareholders of the Hong Kong Corporation and the British Virgin Islands Corporation, an additional 11,800 shares of common stock were issued to the shareholders of the Hong Kong corporation at the price of $1.00 per share.  An additional 12,500 shares of common stock were issued to twenty-five (25) additional investors at the purchase price of $4.00 per share.  These additional issuances of common stock brought the total issued and outstanding shares of common stock to 50,000 at September 27, 2007.

To complete the re-domiciling of the corporation to the United States a Florida corporation, China Beauty Group, Inc. was formed on October 29, 2007.  China Beauty Group, Inc. is authorized 500,000,000 common shares at a par value of $.001.  A share exchange by and between the Florida corporation and the British Islands corporation increased the total shares issued and outstanding to 4,000,000.

NOTE E – SUBSEQUENT EVENTS

On February 28, 2007 the Company’s Board filed amended and restated articles authorizing 200,000,000 shares and changing the par value of its stock to $0.001 per share resulting in 10 shares for each share previously owned. On March 31, 2007 the Company’s board issued an additional 105,000 shares of its stock at $0.001 per share for 35 executed stock subscription agreements it received. After these stock sales there were a total of 455,000 shares issued and outstanding. The Company on March 31, 2007 further ratified and authorized a 10:1 forward stock split that will result in result in 4,550,000 issued and outstanding shares as of that date. All share amounts in these financial statements and notes reflect the retroactive effects of this 10:1 forward stock split. (Outside Back Cover Page Prospectus)

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Link to Financial Statements Contents

Dealer Prospectus Delivery Obligation

Until ______________, 2008 all dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

TABLE OF CONTENTS

Summary of Prospectus
Risk Factors
Risks Associated with our Company
Risks Associated with this Offering
A Note Concerning Forward Looking Statements
Use of Proceeds
Determination of Offering Price
Dilution
Impact Of The "Penny Stock" Rules On Buying Or Selling Our Common Stock
Selling Security Holders
Plan of Distribution
Legal Proceedings
Directors, Executive Officers, Promoters and Control Persons
Security Ownership of Certain Beneficial Owners and Management
Description of Securities
Interest of Named Experts and Counsel
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Organization Within Last Five Years
Description of Business
Management’s Discussion and Analysis or Plan of Operation
Description of Property
Certain Relationships and Related Transactions
Audit Committee
Market for Common Equity and Related Stockholder Matters
Executive Compensation
Disclosure Controls and Procedures
Internal Control over Financial Reporting
Code of Ethics
Corporate Governance
Experts
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
Legal Matters
Where you can find more information
Financial Statements
Signatures

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Link to Financial Statements Contents

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

 Indemnification of Directors and Officers

Title XXXVI, Chapter 607 of the Florida Statutes permits corporations to indemnify a director, officer or control person of the corporation for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expense. Our Articles of Incorporation do include such a provision automatically indemnifying a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such.

Article XV, Paragraph 3 of our By-Laws permits us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether or not Florida law would permit indemnification. We have not obtained any such insurance at this time.

We have been advised that it is the position of the Securities and Exchange Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by China Beauty Group, Inc. in connection with the sale of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee and the Accounting Fees and Expenses:

Registration Fee	$30.70
Federal taxes, state taxes and fees	$0.00
Printing and Engraving Expenses	$2,000.00
Accounting Fees and Expenses	$40,000.00
Legal Fees and Expenses	$50,000.00
Transfer Agent's Fees and Expenses	$10,000.00
Miscellaneous	$2,000.00
Total	$104,030.70

We will bear all the costs and expenses associated with the preparation and filing of this registration statement including the registration fees of the selling security holders.

Recent Sales of Unregistered Securities

Set forth below is information regarding the issuance and sales of Beautilink Corporation’s (China Beauty Group, Inc.) common stock without registration during the last three years. No sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities. The following securities of Beautilink Corporation’s (China Beauty Group, Inc.) were issued by Beautilink within the past three (3) years and were not registered under the Securities Act of 1933.  Beautilink Corporation was established to allow the Company to be registered as a British Virgin Islands corporation.  The corporation then incorporated China Beauty Group, Inc. in the State of Florida to re-domicile as a United States corporation so it could file a registration statement and then an application to be traded on the OTCBB.

Between October 17, 2007 and October 31, 2007 under Regulation S of the Securities Act Rules of 1933, as amended Beautilink Corporation (a BVI Corporation) sold 12,500 shares of common stock at $4.00 USD per share. The sales to the individuals listed below were for shares issued from the authorized capital stock for paid-in-capital. These shares were exempt from registration pursuant to Regulation S of the

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Link to Financial Statements Contents

Securities Act Rules of 1933, as amended.  There was no general solicitation in the United States in connection with the offer and sale of the shares of Beautilink and each investor was either an accredited investor or was given more than adequate information upon which to make their investment decision. There were no directed selling efforts, publication or advertisement of the offering in the U.S. Each stock subscription agreement executed by the purchaser was formally accepted by the Company shares were issued effective upon the acceptance by the Company. The share exchange by and between Beautilink and China Beauty Group, Inc., a Florida Corporation, was exempt from registration under Sections 4(2) and 4(6) of the Securities Act of 1933, as amended. The following table gives effect to the 80:1 stock exchange that occurred on October 29, 2007 when the Company re-domiciled to the State of Florida.

Name of Stockholder	Shares Received	Consideration	Date of Payment
Callie T. Jones	60,000	Wire Transfer	November 15, 2007
Chase Chandler	60,000	Wire Transfer	November 16, 2007
David M. Reese	40,000	Wire Transfer	November 21, 2007
Wai Kau Winnie Lo	40,000	Bank Draft	November 20, 2007
Chan Tsz King	40,000	Bank Draft	November 16,2007
Chi Ming Alvin Chan	40,000	Bank Draft	November 22, 2007
Hoi Wah Hui	40,000	Bank Draft	November 21, 2007
Yi Lam Yau	40,000	Bank Draft	November 20, 2007
Hong Nei Connie Lum	40,000	Bank Draft	November 21, 2007
Yu Fan Cherlia Cheung	40,000	Bank Draft	November 20, 2007
Roger Chi-him Yip	40,000	Bank Draft	November 16, 2007
Hon Kau Wan	20,000	Bank Draft	November 16, 2007
Chun Wa Wong	20,000	Bank Draft	November 20, 2007
Ching Ting Law	40,000	Bank Draft	November 21, 2007
Chi Wa Ng	40,000	Bank Draft	November 21, 2007
Yuet Ha Wong	40,000	Bank Draft	November 20, 2007
Kam Lan Ho	40,000	Bank Draft	November 22, 2007
Chi Chung Yip	40,000	Bank Draft	November 16, 2007
Ka Man Ho	40,000	Bank Draft	November 22, 2007
Kam Lam Law	40,000	Bank Draft	November 22, 2007
Wai Man Florence Yip	40,000	Bank Draft	November 23, 2007
Lau Shing Ip	40,000	Bank Draft	November 22, 2007
Michael J. Daniels	40,000	Wire Transfer	October 30, 2007
Lynnette Harrison	40,000	Wire Transfer	November 21, 2007
Lau Pui Yip	40,000	Bank Draft	November 22, 2007

Total:	1,000,000

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Link to Financial Statements Contents

Index of Exhibits

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B. All Exhibits are attached hereto unless otherwise noted.

Exhibit No.	Description
3	Articles of Incorporation, Hong Kong
3.1	Articles of Incorporation, British Virgin Islands
3.2	Articles of Incorporation, Florida
3.3	By-Laws
4.1*	Share Exchange Agreement between First Lotus and Beautilink
4.2*	Share Exchange Agreement between Beautilink and China Beauty Group, Inc.
5.1	Opinion Regarding Legality and Consent of Counsel: by Harrison Law, P.A.
14*	Code of Ethics
10.1	Hitachi Capital Loan Agreement
10.2	Standard Chartered Loan Documents
10.3	Mavi Agreement -- China
10.4	Mavi Agreement -- Asia
15.1	Acknowledgement of Independent Auditor
23.1	Consent of Experts and Counsel: Independent Auditor's Consent by Madsen & Associates, C.P.A., Inc.
*Exhibit previously filed

Undertakings

(1)

The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "calculation of registration fee" table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned Registrant according to the foregoing provisions, or otherwise, the undersigned Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is,

Link to CHINA BEAUTY GROUP, INC. S-1 Table of Contents

Link to Financial Statements Contents

 therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)

That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed pursuant to Rule 424(b) §230.424(b) of Title 17 of the Code of Federal Regulations Chapter II, Securities and Exchange Commission) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Hong Kong, China on February 26, 2008.

(Registrant) CHINA BEAUTY GROUP, INC.
By: /s/ CHRIS LAI FONG NG
Chris Lai Fong Ng
President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name	Title	Date
/s/ CHRIS LAI FONG NG Chris Lai Fong Ng	Principal Executive Officer, Principal Accounting Officer, Chief Financial Officer, Chairman of the Board of Directors	February 26, 2008

II-4